SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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OMEROS CORPORATION

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April 30, 2021

Dear Fellow Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of Omeros Corporation. To provide a safe and accessible experience for our shareholders, we plan to hold an entirely virtual meeting this year via live webcast on the Internet on Friday, June 11, 2021, at 10:00 a.m. Pacific time. You will be able to attend the meeting, vote and submit your questions via the Internet at www.virtualshareholdermeeting.com/OMER2021.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain details of the business to be conducted at the annual meeting.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted. Therefore, please vote as soon as possible by telephone, via the Internet or by completing and mailing the enclosed proxy card. Voting by any of these methods will ensure your representation at the annual meeting. If you decide to attend the annual meeting, you will be able to vote virtually via the Internet even if you have previously submitted your proxy.

On behalf of our board of directors, I would like to express our appreciation for your continued support of Omeros. We look forward to your participation in the annual meeting.

Sincerely,

GREGORY A. DEMOPULOS, M.D. Chairman and CEO

OMEROS CORPORATION

The Omeros Building

201 Elliott Avenue West

Seattle, Washington 98119

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 30, 2021

To our Shareholders:

We cordially invite you to the 2021 Annual Meeting of Shareholders of Omeros Corporation, a Washington corporation, to be held on Friday, June 11, 2021, at 10:00 a.m. Pacific time. The annual meeting will be held virtually via live webcast on the internet at www.virtualshareholdermeeting.com/OMER2021 for the following purposes:

(1)	to elect the three Class III director nominees named in this proxy statement to the board of directors, each to serve until the 2024 Annual Meeting of Shareholders;
(2)	to approve an amendment to the Omeros Corporation 2017 Omnibus Incentive Compensation Plan to increase the number of authorized shares;
(3)	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(4)	to transact such other business as may properly come before the 2021 Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The proxy statement accompanying this notice is being issued in connection with the solicitation by the board of directors of a proxy on the enclosed form of proxy card for use at the 2021 Annual Meeting.

Shareholders of record at the close of business on April 12, 2021 will be entitled to vote at the 2021 Annual Meeting, or any adjournment or postponement of the meeting.

There is no physical location for the annual meeting. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/OMER2021 at the meeting date and time described in the accompanying proxy statement and entering the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials. If you plan to attend the meeting virtually via the Internet, please see “Information Concerning Proxy Solicitation, Voting and the Meeting— Attending the 2021 Annual Meeting.”

We look forward to your participation in the 2021 Annual Meeting.

Vice President, Patent General Counsel and Secretary
By Order of the Board of Directors, Peter B. Cancelmo Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2021

The proxy statement and the 2020 Annual Report to Shareholders are available at: www.proxyvote.com.

Your vote is important, and we encourage you to vote in advance of the meeting by one of the following methods to ensure that your shares are represented at the meeting.

By Internet: www.proxyvote.com	By Mail: Signing, dating and promptly mailing the proxy card	By Phone: 1-800-690-6903

OMEROS CORPORATION

The Omeros Building

201 Elliott Avenue West

Seattle, Washington 98119

INFORMATION CONCERNING PROXY SOLICITATION, VOTING AND THE MEETING

General Information

The enclosed proxy is solicited on behalf of the board of directors of Omeros Corporation for use at the 2021 Annual Meeting of Shareholders (the 2021 Annual Meeting) of Omeros Corporation to be held on Friday, June 11, 2021, at 10:00 a.m. Pacific time, or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The 2021 Annual Meeting will be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/OMER2021. This proxy statement, the enclosed proxy and the 2020 Annual Report to Shareholders, which includes audited financial statements as of and for the year ended December 31, 2020, will be mailed on or about April 30, 2021 to all shareholders entitled to vote at the 2021 Annual Meeting.

Record Date and Quorum

Shareholders of record at the close of business on April 12, 2021, which we refer to as the record date, are entitled to notice of and to vote their shares at the 2021 Annual Meeting. As of the record date, 62,325,125 shares of Omeros’ common stock, $0.01 par value per share, were issued and outstanding. Holders of shares of common stock are entitled to cast one vote per share on all matters to be voted on at the 2021 Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the 2021 Annual Meeting.

Abstentions and broker non-votes (which occur when a broker lacks or declines to exercise discretionary authority to vote uninstructed shares on a matter) are considered shares present at the 2021 Annual Meeting for the purpose of determining the existence of a quorum. The inspector of elections will report the number of shares represented in person or by proxy at the meeting for purposes of determining whether or not a quorum is present at the 2021 Annual Meeting.

Board Recommendation and Meeting Agenda

Proposal	Votes Required	Board Voting Recommendation	Page Reference
Election of the three Class III directors	The three candidates for Class III director who receive the highest number of affirmative votes will be elected. Shareholders are not entitled to cumulate votes for the election of directors. If votes cast against an incumbent director’s election exceed votes cast in favor of the director’s election, the director will be required to submit their resignation in accordance with our Corporate Governance Principles, as described in greater detail on page 17.	FOR EACH DIRECTOR NOMINEE	6

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Proposal	Votes Required	Board Voting Recommendation	Page Reference
Amendment to the Omeros Corporation 2017 Omnibus Incentive Compensation Plan	The proposed amendment to the 2017 Plan will be approved if the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.	FOR	40
Ratification of the Appointment of Independent Registered Public Accounting Firm	The appointment of Ernst & Young as our independent registered public accounting firm will be ratified if the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.	FOR	48

How to Vote

Voting Before the 2021 Annual Meeting

Whether or not you plan to attend the 2021 Annual Meeting, we encourage you to vote in advance of the meeting to ensure that your shares are represented at the meeting. Prior to the 2021 Annual Meeting, shareholders may cast their vote by one of the following methods:

Going to www.proxyvote.com;	Signing, dating and promptly mailing the proxy card	Calling 1-800-690-6903
By Internet: Going to www.proxyvote.com	By Mail: Signing, dating and promptly mailing the proxy card	By Phone: Calling 1-800-690-6903

Voting by internet and phone are available until 11:59 p.m. Eastern time (8:59 p.m. Pacific time) on Thursday, June 10, 2021. You will need your 16-digit control number included in your proxy card or on the instructions that accompanied your proxy materials.

If you are a beneficial shareholder (i.e., your shares are held in street name through a bank or broker), you may receive additional instructions on how to vote from the bank or broker. You may contact the bank, broker or other institution where you hold your shares if you have questions about voting or obtaining your control number.

You may also submit questions for management in advance of the 2021 Annual Meeting by visiting www.proxyvote.com and logging in with your 16-digit control number.

Voting During the 2021 Annual Meeting

You can also attend the 2021 Annual Meeting and vote your shares during the live webcast. Even if you vote in advance of the 2021 Annual Meeting, you may still vote virtually via the Internet if you attend the meeting. See below for more details on attending the 2021 Annual Meeting.

Votes cast by proxy or directly by completing a ballot virtually at the 2021 Annual Meeting will be tabulated by representatives of Broadridge Financial Services, the inspector of elections appointed for the meeting.

Attending the 2021 Annual Meeting

Only shareholders as of the close of business on April 12, 2021 (the record date), or holders of a valid proxy for the meeting, are entitled to attend the 2021 Annual Meeting. The annual meeting will be a completely virtual meeting of

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shareholders, which will be conducted exclusively via live webcast on the Internet. No physical in-person meeting will be held.

Control Number

To access the 2021 Annual Meeting, you will need a 16-digit control number, which was included in your proxy card, notice of Internet availability of the proxy materials, or the instructions that accompanied your proxy materials. If you are a beneficial shareholder and hold your shares in street name through a bank or broker, you may contact the bank, broker or other institution where you hold your shares if you have questions about voting or obtaining your control number.

Accessing the Webcast

The online meeting will begin promptly at 10:00 a.m., Pacific time. We encourage you to access the meeting prior to the start time and leave ample time for the check in.

Visit www.virtualshareholdermeeting.com/OMER2021 and log in using your 16-digit control number.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Submitting Questions

This year’s shareholder Q&A session will include questions submitted both live and in advance. We encourage shareholders to submit any questions in advance of the meeting by visiting www.proxyvote.com and logging in with your 16-digit control number. You may also submit questions during the 2021 Annual Meeting through www.virtualshareholdermeeting.com/OMER2021.

Revoking a Proxy

A shareholder can revoke his or her proxy before the time of voting at the 2021 Annual Meeting by any of the following:

(1)	mailing a revised proxy card dated later than the prior proxy card;
(2)	submitting a new vote by telephone;
(3)	submitting a new vote via the Internet;
(4)	attending and voting, virtually via the Internet, during the 2021 Annual Meeting; or
(5)	notifying our corporate secretary in writing that the proxy is revoked. The revocation must be received before the start of the 2021 Annual Meeting to be effective.

Any beneficial shareholder may change or revoke his or her voting instructions by contacting the broker, bank or other holder of record or by obtaining a proxy from such institution and voting virtually via the Internet at the 2021 Annual Meeting.

Abstentions and Broker Non-Votes

Abstentions will not be counted as votes cast for or against any of the proposals. Accordingly, abstentions will not affect the determination of the directors who have received the highest number of affirmative votes or whether the votes cast in favor of Proposals 2 and 3 exceed those cast against those proposals.

Brokers and other intermediaries who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in the case of “uninstructed shares,” in their own discretion if permitted by the applicable stock exchange regulations. Uninstructed shares for which brokers or other intermediaries lack or do not exercise voting discretion are referred to as “broker non-votes.” If your shares are held by a broker on your behalf and you do

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not instruct the broker as to how to vote your shares on Proposal 1 regarding the election of directors, or on Proposal 2, regarding the amendment to the Omeros Corporation 2017 Omnibus Incentive Compensation Plan, the broker may not exercise discretion to vote on the applicable proposal. Broker non-votes will not be counted as votes cast with respect to these proposals. Brokers may exercise discretion to vote for or against Proposal 3, the ratification of the appointment of our independent registered public accounting firm in the absence of your instruction. Brokers will have similar discretion to vote on any other routine proposals that are brought before the 2021 Annual Meeting.

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of your vote by the board of directors. We pay the costs of soliciting proxies from our shareholders. We may reimburse brokerage firms and other persons representing beneficial shareholders for their expenses in forwarding the voting materials to the beneficial shareholders. Directors, officers and regular employees may solicit proxies on our behalf personally, by telephone or by other electronic means without additional compensation. We also have retained Georgeson LLC for a fee of approximately $10,000, plus reimbursement of customary costs and expenses, to assist us in the solicitation of proxies.

“Householding” of Proxy Materials

A copy of our 2020 Annual Report to Shareholders, including our 2020 Annual Report on Form 10-K, accompanies this proxy statement. If you are a beneficial shareholder, the bank, broker or other holder of record may deliver a single proxy statement and 2020 Annual Report to Shareholders, along with individual proxy cards or voting instruction forms, to any household at which two or more beneficial shareholders reside unless you have provided instructions to the contrary. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, you should contact your bank, broker or other holder of record. Alternatively, you may also contact our corporate secretary at (206) 676-5000 or send a written request to our corporate secretary at The Omeros Building, 201 Elliott Avenue West, Seattle, Washington 98119 to revoke your consent to householding or to receive a separate proxy statement and 2020 Annual Report to Shareholders.

Shareholder Proposals for 2021 Annual Meeting

Under Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act, we must receive shareholder proposals intended for inclusion in our proxy statement for our 2022 Annual Meeting of Shareholders, or the 2022 Annual Meeting, at our principal executive offices at The Omeros Building, 201 Elliott Avenue West, Seattle, Washington 98119, no later than December 31, 2021. However, if the date of the 2022 Annual Meeting changes by more than 30 days from the date of the 2021 Annual Meeting, notice by a shareholder of a proposal must be received a reasonable time before we begin to print and send the proxy materials for the 2022 Annual Meeting.

We must receive shareholder proposals submitted for consideration at the 2022 Annual Meeting, but not for inclusion in our proxy statement for the 2022 Annual Meeting under Exchange Act Rule 14a-8, and director nominations at our principal executive offices at The Omeros Building, 201 Elliott Avenue West, Seattle, Washington 98119, no later than December 31, 2021. However, if the date of the 2022 Annual Meeting changes by more than 30 days from the date of the 2021 Annual Meeting, notice by a shareholder of such a proposal or a director nomination must be received no later than the close of business on the later of (a) 120 calendar days in advance of the 2022 Annual Meeting and (b) 10 calendar days following the date on which public announcement of the date of the 2022 Annual Meeting is first made.

In addition, notice of any shareholder proposal or director nomination must be given in accordance with our bylaws and the applicable requirements of Rule 14a-8 under the Exchange Act. If a shareholder fails to give notice of a proposal as required by our bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for the 2022 Annual Meeting and the shareholder will not be permitted to present the proposal for a vote at the 2022 Annual Meeting.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Our board is divided into three classes, generally serving staggered three-year terms. The terms of our directors will expire as set forth in the following table:

Omeros Board of Directors	Term Expires
Class I Directors
Ray Aspiri	2022
Arnold C. Hanish	2022
Rajiv Shah, M.D.	2022
Class II Directors
Thomas J. Cable	2023
Peter A. Demopulos, M.D.	2023
Kurt Zumwalt	2023
Class III Directors
Thomas F. Bumol, Ph.D.	2021
Gregory A. Demopulos, M.D.	2021
Leroy E. Hood, M.D., Ph.D.	2021

Following the recommendation of the nominating and governance committee, our board of directors has nominated for election at the 2021 Annual Meeting our three current Class III directors, Thomas F. Bumol, Ph.D., Gregory A. Demopulos, M.D. and Leroy E. Hood, M.D., Ph.D. If elected, the Class III director nominees would serve until the 2024 Annual Meeting of Shareholders or, in each case, until his successor is duly elected and qualified, or until his earlier death, resignation or removal. In addition, our corporate governance principles provide that if any of our current Class III directors do not receive more votes for than against, such director shall tender a resignation following certification of the shareholder vote. See “Corporate Governance—Voting for Directors.”

Nominees—Class III

THOMAS F. BUMOL, Ph.D. Age: 67 Director Since: 2019 Committees: Scientific (chair)

Thomas F. Bumol, Ph.D., age 67, has served on our board of directors since February 2019 and as chairman of our scientific committee since September 2019. Dr. Bumol is executive director of the Allen Institute for Immunology in Seattle, Washington, a position he assumed in March 2018. Dr. Bumol joined the Allen Institute following a 35-year career at Eli Lilly and Company. Dr. Bumol held various positions at Eli Lilly from 1982 until his retirement in December 2017. He was most recently the senior vice president of biotechnology and immunology research and the site head of Eli Lilly’s Biotechnology Center in San Diego, California. While at Eli Lilly, Dr. Bumol’s teams and collaborators advanced over 100 molecules into clinical development, including TRULICITY® (dulaglutide), TALTZ®(ixekizumab), EMGALITY® (galcanezumab) and mirikizumab. Through strategic alliances, he and his teams also helped develop and support REOPRO® (abciximab) with Centocor Inc. (n/k/a Janssen Pharmaceutical Cos.) as well as OLUMIANT® (baricitinib) with Incyte Corporation. He serves on the University of Michigan Technology Transfer National Advisory Board, on the Board of Directors of PanTheryx, a biotechnology company, and as an advisor to Lilly Ventures. Dr. Bumol earned his B.S. degree in microbiology from the University of Michigan and his Ph.D. in microbiology-immunology from the University of Minnesota. He completed postdoctoral studies through a fellowship in the Department of Molecular Immunology at Scripps Research in La Jolla, California.

Our nominating and governance committee has concluded that Dr. Bumol should continue to serve on the board of directors based on his scientific expertise in drug discovery and development and experience in strategic partnering and other collaborations within the life sciences and pharmaceutical industries.

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GREGORY A. DEMOPULOS, M.D. Age: 62 Director Since: 1994 Committees: None

Gregory A. Demopulos, M.D., age 62, founded our company and has served as our president, chief executive officer and chairman of the board of directors since June 1994. He also served as our chief financial officer and treasurer from January 2009 to October 2013 in an interim capacity and as our chief medical officer from June 1994 to March 2010. Prior to founding Omeros, Dr. Demopulos completed his residency in orthopedic surgery at Stanford University and his fellowship training in hand and microvascular surgery at Duke University. Dr. Demopulos currently serves on the board of trustees of the Smead Funds Trust, an open-end mutual fund company registered under the Investment Company Act of 1940. Dr. Demopulos received his M.D. from Stanford University School of Medicine and his B.S. from Stanford University.

Our nominating and governance committee has concluded that Dr. Demopulos should continue to serve on the board of directors based on his position and experience as our chief executive officer and his medical and scientific expertise, experience with clinical development and design and knowledge of our operations and development programs. Dr. Demopulos is the brother of Peter A. Demopulos, M.D., a member of our board of directors.

LEROY E. HOOD, M.D., Ph.D. Age: 82 Director Since: 2001 Committees: Compensation, Nominating and Governance, and Scientific

Leroy E. Hood, M.D., Ph.D., age 82, has served on our board of directors since March 2001. He also has served on our nominating and governance committee since September 2009, on our compensation committee since July 2011 and on our scientific committee since September 2019. Dr. Hood has served as senior vice president and chief science officer of Providence Health & Services, a multi-state, not-for-profit health system, since April 2016, and is the chief strategy officer of the Institute for Systems Biology, a non-profit research institute dedicated to the study and application of systems biology. Dr. Hood co-founded the Institute for Systems Biology in 2000 and served as its president through December 2017. Previously, Dr. Hood was founder and chairman of the Department of Molecular Biotechnology at the University of Washington School of Medicine. Dr. Hood also co-founded Amgen, Inc., Applied Biosystems, Inc., Darwin Molecular Technologies, Inc., Rosetta Inpharmatics, Inc. and SyStemix, Inc. Dr. Hood received his Ph.D. and B.S. from the California Institute of Technology and his M.D. from The Johns Hopkins School of Medicine.

Our nominating and governance committee has concluded that Dr. Hood should continue to serve on the board of directors based on his scientific expertise in drug discovery and development and experience in founding and building biotechnology and pharmaceutical companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED ABOVE

Continuing Directors until the 2022 Annual Meeting

RAY ASPIRI Age: 84 Director Since: 1995 Committees: Audit, Compensation (chair), and Nominating and Governance

Ray Aspiri, 84, has served on our board of directors since January 1995 and previously served as our treasurer from January 1999 to September 2007. Mr. Aspiri has also served as chairman of our compensation committee since

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January 1995 and as a member of our nominating and governance and audit committees since September 2009 and July 2011, respectively. From his founding of the company in 1997 until its sale in December 2012, Mr. Aspiri served as the chairman of the board of Tempress Technologies, Inc., a privately held research and development company that specialized in high-pressure fluid dynamics for the oil and gas industry. From 1980 to 1997, Mr. Aspiri served as the chairman of the board and chief executive officer of Tempress, Inc., a privately held company specializing in products for the truck, marine and sporting goods industries.

Mr. Aspiri’s qualifications to serve on the board of directors are based on his experience in founding and managing companies, his knowledge of commercial manufacturing and his prior experience serving on our board of directors and as chairman of our compensation committee. Mr. Aspiri has indicated an interest in potentially retiring from the board of directors before the conclusion of the term expiring at the 2022 Annual Meeting of Shareholders and has requested that we continue our ongoing search for additional director candidates to replace Mr. Aspiri should he elect to retire from our board of directors prior to the expiration of his current term.

ARNOLD C. HANISH Age: 73 Director Since: 2012 Committee: Audit (chair)

Arnold C. Hanish, age 73, has served on our board of directors and as chairman of our audit committee since September 2012. From 1994 until his retirement in December 2012, Mr. Hanish served as vice president and chief accounting officer at Eli Lilly and Company. Prior to his appointment as chief accounting officer, Mr. Hanish held a number of senior financial positions at Eli Lilly. Before Eli Lilly, Mr. Hanish held various positions at Arthur Young & Company (currently Ernst & Young) for nearly 14 years. Mr. Hanish currently serves as a member of the board of directors of Salarius Pharmaceuticals, Inc., a biotechnology company focused on cancer therapeutics, and as a member of the Deloitte and Touche Audit Quality Review Council. Mr. Hanish was a member of the Standing Advisory Group of the Public Company Accounting Oversight Board from 2004 through 2008 and from 2011 through 2012. In addition, from 2007 to 2010, he served as the chairperson of Financial Executives International’s Committee on Corporate Reporting. Mr. Hanish was inducted into the Financial Executives International Hall of Fame in 2016. Mr. Hanish earned his B.A. in accounting from the University of Cincinnati.

Mr. Hanish’s qualifications to serve on the board of directors are based on his experience in public company finance and accounting, reporting to the U.S. Securities and Exchange Commission, or SEC, management and corporate governance, his knowledge of the pharmaceutical and biotechnology industry and his experience as the chairman of our audit committee.

RAJIV SHAH, M.D. Age: 48 Director Since: 2015 Committees: Scientific

Rajiv Shah, M.D., age 48, has served on our board of directors since June 2015 and on our scientific committee since September 2019. Dr. Shah has served as the president of the Rockefeller Foundation since February 2017. From March 2015 to February 2017, Dr. Shah was the managing partner of Latitude Capital, an emerging markets private equity firm that he founded. Dr. Shah served as administrator of the United States Agency for International Development, or USAID, from January 2010 to February 2015. Dr. Shah served as undersecretary and chief scientist at the U.S. Department of Agriculture from May 2009 to January 2010, during which time he created the National Institute for Food and Agriculture. Prior to working in government, Dr. Shah worked in senior roles at the Bill & Melinda Gates Foundation, leading the Foundation’s efforts in global health, agriculture and financial services. Dr. Shah also serves on the board of trustees of the Rockefeller Foundation and is a distinguished fellow in residence at Georgetown University, Edmund A. Walsh School of Foreign Service. From March 2015 to June 2017, Dr. Shah served on the board of directors of Arcadia Biosciences, Inc., a publicly traded agricultural technology company. Dr. Shah earned his M.D.

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from the University of Pennsylvania Medical School, his M.S. in Health Economics at the Wharton School of Business and his B.S. in Economics from the University of Michigan.

Dr. Shah’s qualifications to serve on the board of directors are based on his experience in government, regulatory affairs, international development and strategic partnerships, as well as his medical and scientific background.

Continuing Directors until the 2023 Annual Meeting

81
THOMAS J. CABLE Age: 81 Director Since: 1995 Committees: Audit, Compensation, and Nominating and Governance (chair)

Thomas J. Cable, age 81, has served on our board of directors since January 1995. He has also served on our audit committee since January 1995 and on our compensation committee since December 2007. In addition, Mr. Cable has served as chairman of our nominating and governance committee since September 2009. Mr. Cable is the vice chairman of the board of the Washington Research Foundation, a technology transfer and early-stage venture capital organization affiliated with the University of Washington, which he co-founded in 1980. Mr. Cable also founded Cable & Howse Ventures, a venture capital firm, and Cable, Howse & Ragen, an investment banking firm, and co-founded Montgomery Securities, an investment banking firm acquired by Bank of America. A former U.S. Navy submarine officer, Mr. Cable received his M.B.A. from the Stanford Graduate School of Business and his B.A. from Harvard University.

Mr. Cable’s qualifications to serve on the board of directors are based on his knowledge and experience in finance, investment banking, technology development and product commercialization, as well as his knowledge of Omeros and our industry.

PETER A. DEMOPULOS, M.D. Age: 67 Director Since: 1995 Committees: Scientific

Peter A. Demopulos, M.D., age 67, has served on our board of directors since January 1995 and on our scientific committee since September 2019. Dr. Demopulos is a practicing board-certified general and interventional cardiologist at Seattle Cardiology, part of the Swedish Heart & Vascular Institute. He has been a member of Seattle Cardiology since 2005, also serving as its Medical Director from 2005 to 2010. Dr. Demopulos is also a clinical assistant professor of cardiology at the University of Washington School of Medicine, a position that he has held since 1989. He also participates as an investigator in clinical trials evaluating interventional cardiology devices and drug therapies at Seattle Cardiovascular Research and Swedish Cardiovascular Research. Dr. Demopulos received his M.D. from the Stanford University School of Medicine and his B.S. from Stanford University.

Dr. Demopulos’ qualifications to serve on the board of directors are based on his medical and scientific expertise, his experience as a clinical investigator and his experience with clinical development and trial design, as well as his

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knowledge of Omeros and our industry. Dr. Demopulos is the brother of Gregory A. Demopulos, M.D., our president and chief executive officer and the chairman of our board of directors.

KURT ZUMWALT Age: 52 Director Since: 2020 Committees: None

Kurt Zumwalt, age 52, has served on our board of directors since February 2020. Mr. Zumwalt served as treasurer at Amazon.com, Inc. from 2014 until August 2019, where he led global cash and portfolio management, debt financing, foreign exchange, insurance and treasury-related technology infrastructure. Prior to joining Amazon.com as assistant treasurer in 2004, he served in various financial and treasury roles at PACCAR, ProBusiness Services, Wind River Systems and Intel Corporation. He also serves on the board of directors of Ranpak Holdings Corp., a manufacturer of sustainable packaging, as well as the United States Tennis Association and of the USTA Foundation. Mr. Zumwalt received a B.A. in economics and political science from the University of Pennsylvania and an M.B.A. in finance and accounting from the University of Washington.

Mr. Zumwalt’s qualifications to serve on the board of directors are based on his expertise and relationships in finance, business and banking.

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CORPORATE GOVERNANCE

Board Leadership Structure

Gregory A. Demopulos, M.D., is our principal executive officer and chairman of the board of directors. Thomas J. Cable is our lead independent director. The responsibilities of our lead independent director are to:

●	serve as chairman of meetings of the board of directors at which the chairman of the board is not present, such as executive sessions of the non-executive directors;
●	call meetings of the independent and/or non-management directors as he deems appropriate;
●	serve as the principal liaison on board-wide issues between the chairman of the board and the non-executive directors; and
●	coordinate the activities of the non-executive directors as he deems appropriate.

Under our corporate governance principals, the board of directors has the responsibility to determine the most appropriate leadership structure for the company, including whether it is best for the company at a given point in time for the roles of chairman of the board of directors and principal executive officer to be separate or combined.

Taking into account Dr. Demopulos’ in-depth knowledge of our operations, programs and strategy, as well as the oversight authority granted to our lead independent director and the independent committees of our board of directors, our board of directors has determined that combining the roles of principal executive officer and chairman of the board of directors and appointing a separate lead independent director is the appropriate board leadership structure for us and our shareholders at this time because it promotes unified leadership and allows for a single, clear focus for management to execute the company’s strategy and business plans, while at the same time maintaining a leadership structure for the company’s independent directors.

Risk Oversight

Our management is primarily responsible for assessing and managing risk, while our board of directors is responsible for overseeing management’s execution of its responsibilities, including risk management. The board of directors is supported by its committees in fulfillment of this responsibility. In particular, the audit committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies, as well as the integrity of our financial statements and periodic reports. Our compensation committee strives to create incentives that encourage a reasonable and appropriate level of risk-taking consistent with our business strategy. Finally, the nominating and governance committee is responsible for reviewing our corporate governance and developing and maintaining corporate governance policies and procedures that are appropriate in light of the risks we face.

As part of its overall oversight of risk management, the audit committee of the board of directors oversees management’s efforts to address cybersecurity risk by receiving periodic reports at meetings of the audit committee. These reports to the audit committee address the threat environment, vulnerability assessments and management’s efforts to monitor, detect and prevent cyber threats.

Director Independence

Our board of directors has determined that Mr. Aspiri, Dr. Bumol, Mr. Cable, Mr. Hanish, Dr. Hood, Dr. Shah and Mr. Zumwalt each meet the independence requirements under applicable listing standards of The Nasdaq Stock Market LLC, or Nasdaq, as well as applicable rules promulgated by the SEC.

Board and Committee Meeting and Annual Meeting Attendance

Our board of directors held a total of seven meetings during 2020. No directors attended fewer than 75% of the total number of board meetings and the total number of committee meetings of the board on which he served during 2020.

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We encourage, but do not require, our board members to attend our annual meeting of shareholders. Six of the nine directors then serving on our board attended our 2020 Annual Meeting of Shareholders.

Whistleblower Policy

We have adopted a whistleblower policy applicable to our employees that provides for protection from retaliation or discrimination by our company due to reporting issues relating to compliance with applicable laws and regulations.

Corporate Governance Documents

Please visit our investor relations website at investor.omeros.com, under “Governance—Highlights,” for additional information on our corporate governance including:

●	the charters approved by our board of directors for the audit committee, compensation committee and nominating and governance committee;
●	our code of business conduct and ethics;
●	our corporate governance principles, which includes policies on shareholder communications with the board of directors, majority voting for director nominees, director attendance at our annual meetings and succession planning; and
●	our lead independent director charter.

In the event of any amendment to, or waiver from, a provision of our code of business conduct and ethics, we will promptly post on our investor relations website relevant information regarding the amendment or waiver, including the date and the nature of the event. Our website and the information contained on, or that can be accessed through, our website is not a part of this proxy statement.

Committees of the Board of Directors

Our board of directors has standing audit, compensation, nominating and governance, and scientific committees, each of which has the composition and responsibilities described below. The following table provides membership information for each committee during 2020:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Scientific Committee
Ray Aspiri
Thomas F. Bumol, Ph.D.
Thomas J. Cable
Gregory A. Demopulos, M.D.
Peter A. Demopulos, M.D.
Arnold C. Hanish
Leroy E. Hood, M.D., Ph.D.
Rajiv Shah, M.D.
Kurt Zumwalt

Chair	Member

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Audit Committee

Committee Members • Arnold C. Hanish* (chair) • Ray Aspiri • Thomas J. Cable

Responsibilities:

Under its charter, the audit committee is responsible for, among other things:

•

selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•

evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•

monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•

reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;

•

reviewing the adequacy and effectiveness of our internal controls (including, but not limited to, cyber and information technology security and controls);

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•

reviewing and approving, in advance, any proposed related-party transactions and monitoring compliance with our code of business conduct and ethics; and

•

preparing the audit committee report that the SEC requires in our annual meeting proxy statements.

The audit committee met seven times in 2020.

Our board of directors has determined that each member of our audit committee meets current Nasdaq and SEC requirements for independence for audit committee members. Our board of directors has also determined that Mr. Hanish is an “audit committee financial expert” as defined in SEC rules.

*Audit Committee Financial Expert

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Compensation Committee

Committee Members • Ray Aspiri (chair) • Thomas J. Cable • Leroy E. Hood, M.D., Ph.D.

Responsibilities:

Under its charter, the compensation committee is responsible for, among other things:

•

evaluating the performance of our executive officers and approving their compensation and other terms of employment and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•

evaluating and recommending to our board of directors the type and amount of compensation to be paid or awarded to board members;

•

evaluating and recommending to our board of directors the equity incentive plans, compensation plans and similar programs advisable for us;

•

administering our equity incentive plans;

•

reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers; and

•

preparing the compensation committee report that the SEC requires in our annual proxy statement.

The compensation committee met seven times in 2020.

Our board of directors has determined that each member of our compensation committee meets current Nasdaq requirements for independence of compensation committee members. In addition, our board of directors has determined that each member of the compensation committee is a non-employee director for purposes of Rule 16b-3 of the Exchange Act.

Processes and Procedures

Our board of directors has delegated to the compensation committee the authority to determine the compensation for our executive officers. Non-executive director compensation is recommended by our compensation committee to the board of directors for approval. Our executive officers participate in general discussions with our compensation committee and board of directors about executive compensation matters but they do not participate in discussions during which their individual compensation is considered. The compensation committee may delegate any or all of its authority under its charter to one or more subcommittees. The compensation committee may also delegate to our CEO the authority to grant employee stock options or other equity-based awards to employees of the company or any subsidiary of the company who are not directors or executive officers of the company, on such terms and subject to such limitations as the compensation committee may determine.

Compensation Committee Interlocks and Insider Participation

During 2020, Mr. Aspiri, Mr. Cable and Dr. Hood served on our compensation committee. During 2020, no member of our compensation committee was an officer or employee or formerly an officer of our company, and, except as set forth under the section entitled “Transactions with Related Persons” in this proxy statement, no member had any relationship that would require disclosure as a related person transaction under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

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Nominating and Governance Committee

Committee Members • Thomas J. Cable (chair) • Ray Aspiri • Leroy E. Hood, M.D., Ph.D.

Responsibilities:

Under its charter, the nominating and governance committee is responsible for, among other things:

•

assisting the board of directors in identifying prospective director nominees and recommending director nominees to our board of directors for each annual meeting of shareholders;

•

evaluating nominations by shareholders of candidates for election to our board of directors;

•

recommending governance principles to our board of directors;

•

overseeing the evaluation of our board of directors;

•

reviewing shareholder proposals for our annual meetings;

•

evaluating proposed changes to our charter documents;

•

reviewing and assessing our senior management succession plan; and

•

recommending to our board of directors the members for each board committee.

The nominating and governance committee met twice in 2020.

Our board of directors has determined that each member of our nominating and governance committee meets current Nasdaq requirements for independence.

Scientific Committee

Committee Members • Thomas F. Bumol, Ph.D. (chair) • Peter A. Demopulos, M.D. • Leroy E. Hood, M.D., Ph.D. • Rajiv Shah, M.D.

Responsibilities:

Under its charter, the scientific committee is responsible for, among other things:

•

reviewing, evaluating and advising the board on our research and development pipeline;

•

identifying and evaluating scientific, medical and technological trends and developments relevant to our research and development programs;

•

recommending approaches to building, acquiring and maintaining technology positions;

•

assisting our board of directors with its oversight responsibility for enterprise risk management related to our research and development; and

•

evaluating and monitoring our compliance with industry standards for scientific integrity in the conduct of research and development.

Shareholder Recommendations and Nominees

It is the policy of our board of directors that the nominating and governance committee consider both recommendations and nominations for candidates to the board of directors from shareholders so long as such recommendations and nominations comply with our amended and restated articles of incorporation, amended and restated bylaws and applicable law, including the rules and regulations of the SEC. Shareholders may recommend

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director nominees for consideration by the nominating and governance committee by writing to us at the address below and providing evidence of the shareholder’s ownership of our stock, the nominee’s name, home and business address and other contact information, as well as the nominee’s detailed biographical data and qualifications for board membership, description of all arrangements and understandings between the shareholder and the nominee, and information regarding any relationships between the recommended candidate and us within the last three fiscal years.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the nominating and governance committee. Shareholders who desire to nominate persons directly for election to the board of directors at an annual meeting of shareholders must meet the deadlines and other requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC. See “Shareholder Proposals for 2022 Annual Meeting.” Any vacancies on the board occurring between our annual meetings of shareholders may be filled by persons elected by a majority of the directors then in office, and any director so elected will serve until the next shareholders’ meeting at which directors are elected.

You may write to the nominating and governance committee at:

Omeros Corporation

The Omeros Building

201 Elliott Avenue West

Seattle, Washington 98119

Attn: Nominating and Governance Committee

c/o Office of the General Counsel

Director Qualifications

The nominating and governance committee works with our chief executive officer to identify and recruit new directors and considers candidates proposed by shareholders as part of this process. The committee may also engage consultants or search firms, as it deems advisable, to identify director candidates. The committee also considers the composition of the board and director succession plans on an ongoing basis. In director succession planning, the nominating and governance committee and the board of directors take into account, among other things, the needs of the board of directors and the company with a view to achieving a balance of knowledge, skills, experience and other attributes that would be beneficial to the oversight role of the board of directors.

In addition, our corporate governance principles provide that the nominating and governance committee will consider, in identifying and evaluating potential director candidates, the issue of board diversity including gender, ethnicity, background, professional experience and perspective and that, if the nominating and governance committee engages a director search firm or other professional to assist it in identifying director nominees, the committee will refer such firm or other professional to this diversity policy and advise that candidates who would contribute to board diversity should be identified among the candidates under consideration. In 2020, the nominating and governance committee engaged Korn Ferry, an executive search firm, to assist in identifying director nominees, including candidates who would contribute to board diversity. Korn Ferry’s search is in progress.

Our board of directors believes that there are no specific minimum qualifications that must be met by each candidate for the board, nor are there specific qualities or skills that are necessary for one or more of the members of the board to possess, except as may be required by rules promulgated by Nasdaq or the SEC. In evaluating the qualifications of the candidates, the nominating and governance committee will consider many factors, including issues of character, judgment, independence, diversity with respect to gender, race, ethnicity, background, professional experience and perspective, teamwork, familiarity with the pharmaceutical and biotechnology industry, age, area of expertise, corporate experience, length of service and other commitments, as well as a commitment to the long-term interests of Omeros and its shareholders. The nominating and governance committee will evaluate these factors, among others, and does not assign any particular weighting or priority to any of these factors. The committee will consider each individual candidate in the context of the current perceived needs of the board as a whole. While the board of directors has not established specific minimum qualifications for director candidates, the board believes that

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candidates and nominees must reflect a board that is comprised of directors who (a) are predominantly independent, (b) are of high integrity, (c) have qualifications that will increase overall board effectiveness and (d) meet other requirements as may be required by applicable rules of Nasdaq and the SEC.

Voting for Directors

Our corporate governance principles provide that in an uncontested election, if the number of votes cast for the incumbent nominee’s election does not exceed the number of votes cast against the incumbent nominee’s election, the incumbent nominee shall tender a resignation promptly following certification of the shareholder vote. Abstentions and broker non-votes will not be counted as votes cast for or against the incumbent nominee. The nominating and governance committee will consider the resignation offer and recommend to the board of directors whether to accept it. Our board of directors, including a majority of the independent directors, will act on the nominating and governance committee’s recommendation within 90 days following certification of the results of the shareholder meeting. If our board of directors decides not to accept the director’s resignation, we will disclose the board’s decision on a Current Report on Form 8-K filed with the SEC.

Shareholder Communication with the Board of Directors

It is the policy of our board of directors to allow shareholders to communicate with its directors. Communications may be addressed to the entire board, to the non-management directors as a group or to any individual director. All such communications will be initially received and processed by the office of our general counsel. Spam, junk mail, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements and threatening, hostile, illegal and similarly unsuitable communications will not be delivered to the board, but will be made available to a director upon request. To contact members of the board of directors, a shareholder should send a letter to the address below:

Omeros Corporation The Omeros Building 201 Elliott Avenue West Seattle, Washington 98119 Attn: The Board of Directors c/o Office of the General Counsel

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NON-EMPLOYEE DIRECTOR COMPENSATION

To attract and retain qualified non-employee candidates to serve on the board of directors, we utilize a combination of cash and equity-based incentive compensation. The significant amount of time that members of the board expend in fulfilling their duties, as well as the skill level required of our directors, is evaluated in setting director compensation, along with director compensation levels at companies in our peer group. We also reimburse our directors for travel and incidental expenses incurred in the performance of their services for us. Director compensation is reviewed periodically by the compensation committee with input from the compensation committee’s independent third-party consultant, Compensia, Inc., or Compensia, a national compensation consulting firm providing executive compensation advisory services. Our non-employee director compensation policy was updated by the board of directors in 2017 following the recommendation of the compensation committee and advice from Compensia to bring the total compensation of non-employee directors to approximately the median of our peers. The non-employee director compensation policy was further updated in 2020 to set the committee fees for the scientific committee and to update the committee fees for the nominating and governance committee.

The non-employee director compensation policy provides that a non-employee director is automatically granted an option to purchase 15,000 shares of our common stock upon his or her initial appointment or election to the board, subject to vesting in equal annual installments over a three-year period beginning on the date the director took office. In addition, on the date of each annual meeting of shareholders, each non-employee director who has served as a director for at least six months and who will continue to serve as a director after the annual meeting is automatically granted an option to purchase 7,500 shares of our common stock that vests in full on the day prior to the date of the next annual meeting of shareholders. The per share exercise price for options granted to non-employee directors is equal to the closing public trading price of our common stock on the date of grant, and vesting is conditioned on the director’s continued service as a director through the applicable vesting dates.

Under our policy, each non-employee director receives an annual cash retainer of $40,000 for service on the board of directors, plus additional fees for committee service, as applicable. Through 2020, committee fees were $7,500, $5,000 and $2,500 per year for service as a non-chair member of the audit, compensation and nominating and governance committees, respectively, while fees for the chairs of those committees were $15,000, $10,000 and $5,000 per year, respectively. As of January 1, 2021, committee fees are $7,500, $5,000, $4,000 and $4,000 per year for services as a non-chair member of the audit, compensation, nominating and governance, and scientific committees, respectively, while fees for the chairs of those committees were $15,000, $10,000, $7,500 and $7,500 per year, respectively. In addition, our lead independent director receives an annual retainer of $10,000 for his service in such capacity. Director fees are paid on a quarterly basis as earned on a prorated basis.

2020 Non-Employee Director Compensation

The following table shows the compensation of each person who served as a non-employee director during the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Ray Aspiri	60,000	73,143	133,143
Thomas F. Bumol, Ph.D.	40,000	73,143	113,143
Thomas J. Cable	67,500	73,143	140,643
Peter A. Demopulos, M.D.	40,000	73,143	113,143
Arnold C. Hanish	55,000	73,143	128,143
Leroy E. Hood, M.D., Ph.D.	47,500	73,143	120,643
Rajiv Shah, M.D.	40,000	73,143	113,143
Kurt Zumwalt	35,604	220,767	256,371
(1)	The amounts reported in this column represent the grant date fair value of option awards granted to our non-employee directors during 2020 as computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. The assumptions used to calculate the value of these option awards are set forth in Note 12, Stock-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

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(2)	As of December 31, 2020, Mr. Aspiri, Dr. Bumol, Mr. Cable, Dr. Peter Demopulos, Mr. Hanish, Dr. Hood, Dr. Shah and Mr. Zumwalt held options to purchase 55,000, 22,500, 65,000, 65,000, 70,000, 65,000, 55,000 and 26,750 shares of our common stock, respectively.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and the components of our compensation program for our named executive officers. This section also discusses our executive compensation process. When we refer to our named executive officers in this proxy statement, we are referring to the following individuals, who were our only executive officers during 2020:

•     GREGORY A. DEMOPULOS, M.D., our president, chief executive officer and chairman of the board of directors, who is referred to as our CEO;

•     MICHAEL A. JACOBSEN, our vice president, finance, chief accounting officer and treasurer, who is referred to as our PFO; and

•     PETER B. CANCELMO, J.D., our vice president, general counsel and secretary.

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

EXECUTIVE SUMMARY

Business Highlights

During 2020, we made significant progress in our commercial, clinical, and preclinical programs. These advances included the items listed below.

OMIDRIA® (phenylephrine and ketorolac intraocular solution) 1%/0.3%, for addition to ocular irrigating solution Use: Cataract Surgery or intraocular lens replacement

Revenues for our FDA-approved commercial ophthalmology product OMIDRIA® (phenylephrine and ketorolac intraocular solution) 1%/0.3% decreased in 2020 due to the COVID-19-related decline in the number of elective cataract procedures from mid-March through June and the uncertainty around reimbursement for OMIDRIA following the expiration of pass-through reimbursement under Medicare Part B on October 1. Despite these headwinds, we continued to expand our customer base during 2020, particularly among ASCs, due in part to our focus on ASC chains and private equity-backed ASC groups. We also continued to generate clinical data demonstrating that OMIDRIA reduces the need for opioids during and after surgery and reduces the rate of certain complications of cataract surgery, including sight-threatening cystoid macular edema. In December 2020, the Centers for Medicare & Medicaid Services (CMS) confirmed that OMIDRIA qualifies for separate payment when used on Medicare Part B patients in ambulatory surgery centers (ASCs), under its non-opioid separate payment policy that has been in place since 2019.

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MASP-2 inhibitor narsoplimab (OMS721)	We are advancing clinical programs for our lead MASP-2 inhibitor narsoplimab (formerly referred to as OMS721) in the indications listed below. 2020 highlights in our narsoplimab program included:

Hematopoietic stem cell transplant-associated thrombotic microangiopathy (HSCT-TMA)

We completed the rolling submission of our biologics license application, or BLA, for narsoplimab for the treatment of HSCT-TMA in November 2020, which has been accepted for filing and granted priority review by FDA. We have made significant progress towards launch-readiness for narsoplimab by hiring a seasoned sales leadership team, expanding our advocacy and disease education efforts, and manufacturing drug substance and drug product that will be available for commercial sale following anticipated approval. In order to ensure adequate reimbursement for narsoplimab, we have also completed the filing to obtain a New Technology Add-On Payment (NTAP) designation, which provides additional payment for new medical technologies administered in the hospital inpatient setting, and have also applied for ICD-10 procedural and diagnostic codes for narsoplimab and HSCT-TMA. We received orphan drug designation from both the FDA and the European Commission for the treatment of HSCT-TMA, as well as breakthrough therapy designation from FDA for treatment of high-risk HSCT-TMA.

Immunoglobulin A (IgA) nephropathy

We are enrolling patients in our Phase 3 clinical trial evaluating narsoplimab in patients with IgA nephropathy at over 120 sites in the U.S. and internationally. We believe that the trial design will allow assessment for either full or accelerated approval following 36 weeks of patient assessment based on proteinuria results either (1) across the general population of study patients or (2) in the high-proteinuria subset of patients. We have received orphan drug designations from FDA and the European Commission and breakthrough therapy designation granted by FDA for narsoplimab in the treatment of IgA nephropathy.

COVID-19

In March 2020, in response to a request from physicians at the Papa Giovanni XXIII Hospital in Bergamo, Italy, we initiated a compassionate use program for narsoplimab to treat patients with severe COVID-19. The first cohort of six patients treated, all of whom had high risk factors and required mechanical ventilation prior to narsoplimab treatment, recovered, survived and were discharged from the hospital. The results of the study were published in the peer-reviewed journal Immunobiology. Additionally, five to six months after treatment, these patients showed no clinical or laboratory evidence of long-term complications of COVID-19. A second cohort of critically ill COVID-19 patients, all in the intensive care unit and requiring mechanical ventilation, were treated under the compassionate use program at Papa Giovanni XXIII during the “second surge” of COVID-19 in Europe; the outcomes have been similar to those seen in the first cohort. Narsoplimab is the only complement inhibitor included in the I-SPY COVID-19 platform trial sponsored by Quantum Leap Healthcare Collaborative, which is evaluating drugs and investigational products for the treatment of critically ill COVID-19 patients. The trial utilizes Quantum Leap Healthcare Collaborative's adaptive platform trial design, which is intended to increase trial efficiency by minimizing the number of participants and time required to evaluate potential treatments. Funding discussions are ongoing with government agencies both in the U.S. and abroad.

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MASP-3(OMS906)

In September, we began enrollment and dosing in our placebo-controlled, double-blind single-ascending-dose and multiple-ascending-dose Phase 1 clinical trial to evaluate the safety, tolerability, pharmacodynamics and pharmacokinetics of OMS906, our MASP-3 antibody targeting the alternative pathway of complement.

MASP-2/MASP-3 Lifecycle Development

We continue to make progress on development of OMS1029, our long-acting second-generation MASP-2 antibody, and are targeting once-monthly or less frequent subcutaneous dosing. Development efforts are also directed to a small-molecule inhibitor of MASP-2 designed for oral administration, as well as small-molecule inhibitors of MASP-3 and bispecific small- and large-molecule inhibitors of MASP-2/-3.

GPR174

Based on our data, we believe that GPR174, one of the 54 orphan G protein-coupled receptors, or GPCRs, that we have unlocked in our GPCR program, controls a major pathway in cancer and modulation of the receptor could provide a seminal advance in immuno-oncologic treatments for a wide range of tumors. Our recent discoveries suggest a new approach to cancer immunotherapy that targets inhibition of GPR174 and can be combined with and significantly improve the tumor-killing effects of other cancer therapies, including adenosine pathway inhibitors and checkpoint inhibitors. These discoveries include (1) identification of cancer-immunity pathways controlled by GPR174, (2) the identification of phosphatidylserine as a natural ligand for GPR174, (3) a collection of novel small-molecule inhibitors of GPR174 and (4) a synergistic enhancement of “tumor-fighting” cytokine production by T cells following the combined inhibition of both GPR174 and the adenosine pathway. We are developing small molecule and antibody inhibitors of GPR174 with the goal of reaching the clinic as rapidly as possible.

Significant Executive Compensation Actions

We determine compensation for our named executive officers based on their ability to achieve operational goals that further our long-term business objectives and create sustainable long-term shareholder value in a cost-effective manner. We generally make compensation adjustments on an annual basis in connection with approval of compensation adjustments for all eligible employees, although, in historical periods, compensation adjustments or the timing thereof have been affected by the availability of cash, the need to preserve capital or the achievement of significant corporate objectives.

In 2020, our compensation committee approved:

●	cash bonuses for Dr. Demopulos and Mr. Jacobsen, on the basis of company and individual performance in 2018;
●	base salary adjustments and stock option awards for all eligible employees, including our named executive officers, considering market competitiveness along with company and individual performance in 2019;
●	cash bonuses for all eligible employees, including our named executive officers on the basis of company and individual performance in 2019.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

We operate in a highly competitive business environment, which is constantly reshaped by medical advances, frequent changes to market and regulatory requirements and the emergence of new competitive technologies. To thrive in this environment, we must work rapidly to create and refine new development programs and product candidates, drive product candidates toward commercialization, achieve commercial objectives and demonstrate an ability to quickly

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identify and capitalize on new business opportunities. To achieve these goals, we need a highly talented team of technical and business professionals.

We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have employed a compensation philosophy of offering our executive officers competitive compensation and benefits packages that are focused on the creation of long-term shareholder value and rewarding our executive officers for achieving our strategic objectives.

We orient our executive compensation program to:

•     provide total compensation opportunities that enable us to recruit and retain executives with the experience and skills to manage the growth of our company and lead us to the next stage of development;

•     establish a clear alignment between the interests of our executives and the interests of our shareholders;

•     reinforce a culture of ownership, excellence and urgency; and

•     create a direct and meaningful link between company business results, individual performance and compensation.

EXECUTIVE COMPENSATION-SETTING PROCESS

Role of the Compensation Committee

The compensation committee of our board of directors is responsible for establishing our executive compensation philosophy and administering our executive compensation program, as well as determining and approving the compensation for our executive officers. The compensation committee periodically reports to our board of directors on its deliberations and actions. The compensation committee, with the assistance of Compensia, reviews our executive compensation program, including our incentive compensation plans, to determine whether they are appropriate, properly coordinated and achieve their intended purposes. In addition to the services mentioned above, Compensia also recommends to our board of directors or compensation committee any modifications of our existing plans, or new plans or programs, from time to time as requested by our board of directors or compensation committee.

Role of Management

In carrying out its responsibilities, the compensation committee works with members of our management, including our CEO. Typically, our senior management assists the compensation committee and Compensia by providing information on company and individual performance, market data and management’s perspective and recommendations on compensation matters. Our CEO reviews data compiled by Compensia and our senior management and, after discussion with Compensia, makes recommendations to the compensation committee regarding the compensation of our executive officers and significant employees. Our CEO does not make recommendations with respect to his own compensation and excuses himself from compensation committee meetings when his compensation is discussed. While the compensation committee solicits and reviews our CEO’s recommendations and proposals with respect to compensation-related matters and receives guidance from Compensia, the compensation committee makes its decisions independently and may consider factors and information other than our CEO’s recommendations and proposals.

Role of Compensation Consultant

The compensation committee is authorized to retain the services of compensation consultants and other advisors in connection with the discharge of its responsibilities. The compensation committee has engaged Compensia to assist it from time to time in assessing a set of executive compensation guiding principles, to evaluate the competitiveness of our executive officers’ compensation and to assist it in designing and implementing our executive compensation program. Compensia serves at the discretion of the compensation committee and provided certain advisory services to the compensation committee in 2020. Our compensation committee has evaluated Compensia’s independence using the

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factors specified by the SEC and Nasdaq listing standards and has determined that the work performed by Compensia in 2020 does not give rise to any conflict of interest.

Use of Competitive Data

To assess the competitiveness of our executive compensation program and current compensation levels and to assist it in setting compensation levels, the compensation committee refers to compensation data compiled with respect to the compensation paid to executives in a peer group of comparable companies in our industry.

With Compensia’s assistance, our compensation committee developed this group, which we refer to as the Peer Group, in 2019, which the compensation committee used in connection with compensation decisions in 2020. Peer companies were selected for the revised Peer Group based on their comparability to Omeros in terms of stage of development, depth and diversity of pipeline programs, and revenue and market capitalization. The Peer Group is comprised of the following companies:

•    ACADIA Pharmaceuticals, Inc.

•    Akcea Therapeutics, Inc.

•    Alder Biopharmaceuticals, Inc.*

•    Amicus Therapeutics, Inc.

•    BioCryst Pharmaceuticals, Inc.

•    Clovis Oncology, Inc.

•    Corcept Therapeutics Incorporated

•    Dermira, Inc.*

•    Enanta Pharmaceuticals, Inc.

•    Heron Therapeutics, Inc.

•    Insmed, Incorporated

•    Intercept Pharmaceuticals, Inc.

•    La Jolla Pharmaceutical Co.

•    Portola Pharmaceuticals, Inc.

•    Progenics Pharmaceuticals, Inc.

•    PTC Therapeutics, Inc.

•    Radius Health, Inc.

•    Rigel Pharmaceuticals, Inc.

•    Spectrum Pharmaceuticals, Inc.

•    Travere Therapeutics Inc.

•    Vanda Pharmaceuticals, Inc.

*	Alder Biopharmaceuticals, Inc. was acquired in late 2019, and Akcea Therapeutics, Inc., Dermira, Inc., Portola Pharmaceuticals, Inc. and Progenics Pharmaceuticals, Inc. were acquired in 2020.

Response to “Say-on-Pay” Votes at our 2020 Annual Meeting of Shareholders

At our 2020 Annual Meeting of Shareholders, we conducted a non-binding advisory shareholder vote (a so-called “say-on-pay” vote) on the compensation of our named executive officers. At that meeting, over 95% of the votes cast were voted in favor of our executive compensation policies and practices, as disclosed in the proxy statement for the meeting. Our compensation committee is mindful of the support our shareholders have expressed for our compensation policies and practices when evaluating our executive compensation program, policies and practices. As a result, following our annual review of our executive compensation philosophy, our compensation committee decided to retain our general approach to executive compensation.

We expect to conduct our next say-on-pay vote and the next vote on the frequency of future say-on-pay votes at the 2023 Annual Meeting of Shareholders.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

The following is a summary of our total compensation program for the named executive officers for 2020.

Component	Objective and Basis	Form
Base Salary	Used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers.	Cash

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Annual Bonus

Provide incentives for our named executive officers and other employees to achieve the annual corporate and individual performance objectives developed from our annual business review and adjusted during the year to reflect any changes in our operating plans and strategy.

Cash and/or additional equity awards
Equity Compensation

Provide incentives and to reward our named executive officers for long-term corporate performance based on the value of our common stock and thereby align the interests of our named executive officers, and other key employees, with those of our shareholders.

Stock Options
Retirement or Other Benefits

Establish a broad-based tax-qualified Section 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

401 (k) plan; medical, dental, and vision benefits; dependent care spending accounts; disability insurance; and accidental death and basic life insurance.
Perquisites and Other Personal Benefits

Historically, with the exception of parking expenses, we only have provided perquisites or other personal benefits to our CEO. In the future, however, we may provide such items in limited circumstances, such as when we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executives more efficient and effective and for recruitment, motivation or retention purposes.

Limited (see “Perquisites and Other Personal Benefits” for more information)

The following is a description of each component of our executive compensation program, the rationale for each component and how awards were determined in 2020.

Base Salary

The compensation committee reviews the base salaries of our named executive officers each year. In assessing these base salary levels, the compensation committee considers market competitiveness based on Peer Group and survey data, the executive officer’s past and expected future contributions to Omeros, his or her knowledge, experience and responsibilities and the relative base salaries and responsibilities of the other members of our senior management team.

In 2020, the compensation committee increased the base salaries of Dr. Demopulos, Mr. Jacobsen and Mr. Cancelmo after reviewing competitive market data as well as Peer Group data and considering the performance of our named executive officers and the company. The base salary increases were effective April 1, 2020. The new base salary rates for our named executive officers, following the salary increases, were as follows:

Named Executive Officer	Adjusted 2020 Base Salary
Gregory A. Demopulos, M.D.	$823,401
Michael A. Jacobsen	$390,000
Peter B. Cancelmo, J.D.	$360,000

Annual Bonuses

Our compensation committee has the authority and discretion to award annual bonuses to our named executive officers. We believe bonuses provide an effective tool to motivate and retain our employees, including our named executive officers, and achieve our business objectives.

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With respect to our payment of bonuses, the compensation committee first establishes a target bonus amount for each named executive officer. This amount is calculated as a percentage of the named executive officer’s base salary, which can range from 25% to 100% for an individual performance year. The target amounts are reviewed and revised as needed to align with competitive market compensation paid to similarly situated executives at the companies in the Peer Group and to properly address individual responsibilities and experience, internal pay equity and other factors. The extent to which these bonuses are actually paid is determined at the discretion of the compensation committee based primarily upon an assessment of our achievement of the corporate performance objectives for the year, with consideration also being given to an assessment of each named executive officer’s individual performance and contribution to achievement of our corporate performance objectives.

Preliminary performance objectives are established by the board of directors, with input from our named executive officers and other members of senior management, as corporate goals that reflect our business priorities for the year and may be weighted by relative importance. For each performance year, the compensation committee, in consultation with the board of directors, reviews the corporate performance objectives and their weightings to determine and confirm their appropriateness for use as performance measurements for purposes of named executive officer compensation. The objectives and/or weightings may be re-visited during the year and potentially restated in the event of significant changes in corporate strategy or the occurrence of significant corporate events. The compensation committee retains full discretion to adjust individual bonus awards upwards for exceptional performance and to otherwise adjust bonus awards upwards or downwards to respond to changes in competitive compensation or other factors not measured by corporate or individual performance in any given year. In addition, depending on the company’s cash position, the compensation committee has the discretion, after consulting with the board of directors and our CEO, to not pay cash bonuses to conserve cash and support ongoing development programs and commercialization efforts.

Bonuses Paid in 2020 for 2018 Performance

No cash bonuses were paid to Dr. Demopulos or Mr. Jacobsen in 2019, as the compensation committee did not make a determination on cash bonuses for our named executive officers for the 2018 performance year until January 2020. All other eligible employees were awarded cash bonuses in 2019 on the basis of company and individual performance in 2018. The delay in the determination and payment of bonuses to our named executive officers was an effort to preserve capital for corporate programmatic priorities. Mr. Cancelmo joined the company in January 2019, so he was not eligible for a bonus based on 2018 performance.

Corporate performance factors established in connection with compensation decisions for the 2018 performance year included objectives related to:

●	securing extension of separate payment for OMIDRIA;
●	growth in sales of OMIDRIA following reinstatement of separate payment;
●	agreement with FDA on path to regulatory approval for narsoplimab in HSCT-TMA;
●	positive data in Phase 2 trial of narsoplimab in IgA nephropathy;
●	initiation of a clinical trial in OMS527; and
●	other strategic objectives.

The compensation committee approved a cash bonus payment of $700,000 for Dr. Demopulos in recognition of his efforts to secure extension of pass-through reimbursement status for OMIDRIA, which in turn helped drive the highest quarterly revenues to date in the fourth quarter of 2018 following the reinstatement of pass-through reimbursement for OMIDRIA, as well as his leadership role in the achievement of the other corporate objectives described above. In particular, the regulatory and clinical milestones for narsoplimab are important steps to achieving our goal of adding a second commercial product to support our growing and diverse pipeline. Our compensation committee approved cash bonuses equal to 90% of the target bonus amount for Mr. Jacobsen based on these accomplishments, as well as his individual performance, which included, for Mr. Jacobsen, the highest quarterly revenues to date in the fourth quarter

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of 2018. Mr. Jacobsen’s target bonus amount was 25% of his 2018 base salary, resulting in a cash bonus payment of $79,965.

Bonuses Paid in 2020 for 2019 Performance

Corporate performance factors established in connection with compensation decisions for the 2019 performance year included objectives related to:

●	initiation of the rolling BLA submission for narsoplimab in HSCT-TMA;
●	successful completion of a Phase 1 clinical trial in OMS527;
●	the company’s cash flow and cash position;
●	progress towards initiating a clinical trial in OMS906 in 2020; and
●	other strategic objectives.

In 2020, the compensation committee approved a cash bonus payment of $700,000 for Dr. Demopulos for his leadership role in the achievement of the corporate performance objectives in 2019, particularly with respect to regulatory and clinical achievements. Our board of directors and compensation committee determined that 80% of the corporate performance objectives for 2019 had been met. Based on this, the compensation committee approved cash bonuses equal to 80% of the target amount for Mr. Jacobsen and Mr. Cancelmo in October 2020. Mr. Jacobsen and Mr. Cancelmo’s target bonus amounts were 25% of their respective 2019 base salaries, resulting in cash bonus payments of $73,213 for Mr. Jacobsen and $57,500 for Mr. Cancelmo.

Bonuses to our eligible employees, including our named executive officers, for the 2020 performance year have not been determined and will be based on the level of achievement of corporate performance objectives established in 2020 and the compensation committee’s discretion. Corporate objectives established for the 2020 performance year included, among other things, completing submission of the BLA for narsoplimab for HSCT-TMA, advancing clinical and pre-clinical development programs, and securing separate payment for OMIDRIA.

Equity Compensation

Historically, we have not applied a specific formula to determine the size of the equity awards that are granted to our executive officers. Instead, the compensation committee has exercised its judgment, taking into consideration, among other things, Peer Group data compiled by Compensia as well as company performance, an evaluation of the expected and actual performance of each named executive officer, each named executive officer’s responsibilities, experience, skills and contributions, the cash compensation received by each named executive officer, relative internal pay equity and market conditions. The compensation committee generally also considers the existing equity holdings of each named executive officer, including the current economic value of their unvested equity and the ability of these unvested holdings to satisfy our objectives of retaining and incentivizing our executive officers. Based on these factors, the compensation committee, with data received from Compensia and, with respect to Mr. Jacobsen and Mr. Cancelmo, input from the CEO, determines the size of each award at levels it considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term shareholder value. The compensation committee has historically granted equity awards in the form of stock options, although it is authorized to grant other types of equity awards, including restricted stock and restricted stock units, and may do so in the future.

The compensation committee grants stock option awards on an annual basis. In March 2020, the compensation committee granted stock option awards to our employees, including our named executive officers. In determining the size of the stock option awards for the named executive officers, the compensation committee considered their individual performance and corporate milestones achieved in 2019, discussed above, as well as internal equity and related factors. The compensation committee also granted an additional stock option award to Mr. Cancelmo in October 2020 to better reflect the responsibilities of his role.

Historically, stock option awards granted by our compensation committee in connection with annual performance reviews vest in equal monthly installments over a four-year period. The per share exercise price for our stock option awards is equal to the fair market value of our common stock on the date of grant. The fair market value is the closing public trading price of our common stock on the date of grant or, if the equity award is granted on a day when the

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trading market for our common stock is closed, the closing public trading price on the most recent trading day prior to the date of grant.

The stock option awards granted to our named executive officers in March 2020 have an exercise price of $11.91 per share and vest in equal monthly installments over a four-year period commencing March 1, 2020. The stock option award granted to Mr. Cancelmo in October 2020 has an exercise price of $10.22 per share and vests in equal monthly installments over a four-year period commencing October 26, 2020. The stock option awards granted to our named executive officers in 2020 were as follows:

Number of Shares of Common Stock
Underlying Stock Option Awards
Named Executive Officer	Granted in 2020
Gregory A. Demopulos, M.D.	450,000
Michael A. Jacobsen	70,000
Peter B. Cancelmo, J.D.	70,000

Retirement and Other benefits

We have established a broad-based tax-qualified Section 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Under this plan, participants may elect to make pre-tax contributions, or post-tax contributions under a Roth option, of up to 100% of their current compensation, not to exceed the applicable statutory income tax limitation (which was $19,500 in 2020, or $26,000 if over age 50). We have an annual matching program based on salary deferral contributions made by participants in the plan. The company contribution is a match of the amount participants contribute to the plan, up to 4% of their eligible earnings or a maximum employer match of $4,000 per year. Participants must be employed with the company at December 31 of each year to be eligible for the matching contribution. The matching contribution vests at 25% per year beginning upon the participant’s initial employment at the company. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code, or the Code, so that deferral contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

Additional benefits received by our employees, including our named executive officers, consist of medical, dental and vision benefits, medical and dependent care flexible spending accounts, short- and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. These benefits are provided to our named executive officers on the same basis as to all of our full-time employees.

Perquisites and Other Personal Benefits

Historically, with the exception of parking expenses, we only have provided perquisites or other personal benefits to our CEO. Pursuant to the terms of his employment agreement, we pay certain expenses incurred by our CEO, including his medical malpractice insurance premiums and practice fees so that he may continue to practice medicine, as well as parking expenses and business-related information technology expenses. We believe that his ability to maintain his position as a practicing surgeon is beneficial to our corporate objectives including, for example, by providing him with insight in determining the strategic direction of the company and our specific drug development programs as well as establishing relationships with key medical opinion leaders.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, however, we may provide such items in limited circumstances, such as when we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executives more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to significant perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.

Our named executive officers are not eligible to receive any tax “gross-ups” or other tax reimbursement payments.

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Employment Agreement and Post-Employment Compensation

Except for our CEO, we do not have employment agreements with our named executive officers. For a summary of the material terms and conditions of the employment agreement with our CEO, see “Employment Agreement with Gregory A. Demopulos, M.D.” below in this proxy statement. Our CEO’s current employment agreement, which was entered into in 2010, was deemed necessary by our compensation committee to provide a competitive compensation package to retain someone with his unique skill set and medical expertise. At the same time, the compensation committee was sensitive to the need to balance the market competitiveness with the financial limitations of a development-stage life sciences company.

As part of his compensation package, the CEO’s employment agreement includes certain severance obligations and other provisions that apply in the event of termination of his employment under specified circumstances, including following a change in control of our company. The compensation committee determined that these provisions were necessary to induce our CEO to limit his medical practice in exchange for the uncertainty of a demanding position in the company and were developed based on negotiations with our CEO. The compensation committee believes that these protections continue to serve a retention purpose and help our CEO maintain his focus on his duty to maximize shareholder value if there is a potential transaction that could involve a change in control of our company. For a summary of these provisions, see “Potential Payments upon Termination or Change in Control” below in this proxy statement.

In addition, we provide all of our employees, including our named executive officers, with accelerated vesting benefits for their equity awards in the event of a change in control of the company. We have provided this benefit to encourage our employees to focus on their responsibilities and not be distracted by the potential effect of a change in control of our company on their employment status. For a summary of the material terms and conditions of these benefits, see “Potential Payments upon Termination or Change in Control” below in this proxy statement.

HEDGING AND PLEDGING POLICY

Under our insider trading policy, all of our employees, including our executive officers, as well as our directors are prohibited from engaging in short sales of our stock as well as in transactions in publicly traded options, such as puts and calls, or in other derivative securities with respect to our securities, with the exception of stock options and other securities issued pursuant to our compensatory benefit plans. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities.

Our insider trading policy also prohibits our executive officers and directors from pledging our securities as collateral for loans or holding our securities in margin accounts in which the securities may be sold without the officer’s or director’s consent unless certain preclearance requirements and restrictions are satisfied including approval by our board of directors or the audit committee of the board of directors. As permitted by our insider trading policy, we have granted exemptions to our CEO and The Demopulos Family Trust to permit the pledge of shares of Omeros common stock as collateral for lines of credit.

TAX AND ACCOUNTING CONSIDERATIONS

Deductibility of Executive Compensation

As described above, the compensation committee believes that its primary responsibility is to provide a compensation program that enables us to attract, retain and motivate highly qualified and talented executive officers. Accordingly, while the compensation committee considers all cost elements of our executive compensation programs, the compensation committee may, in its judgment, authorize compensation payments that exceed the $1.0 million limit on deductible compensation under Section 162(m) of the Code when it believes that such payments are appropriate to attract, retain and reward executive talent and to promote our corporate objectives.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of our company that exceeds certain prescribed limits, and that our company (or a successor)

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may forfeit a deduction on the amounts subject to this additional tax. We are not obligated to provide any named executive officer with a “gross-up” or other reimbursement payment for any tax liability that may become payable as a result of the application of Sections 280G or 4999.

Section 409A of the Code imposes significant additional taxes if an executive officer, director or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Although we did not have a traditional nonqualified deferred compensation plan in place for our executive officers during 2020, Section 409A applies to certain equity awards and severance arrangements. We believe that we have structured our equity awards in a manner intended to comply with the applicable Section 409A conditions.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718, Compensation — Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.

COMPENSATION COMMITTEE Ray Aspiri, Chairman Thomas J. Cable Leroy E. Hood, M.D., Ph.D.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table reflects our named executive officers’ compensation for the years ended December 31, 2020, 2019 and 2018.

					Non-Equity
				Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)	($)(3)	($)
Gregory A. Demopulos, M.D.	2020	817,405	1,400,000	3,537,090	—	20,654	5,775,149
President, Chief Executive Officer	2019	793,597	—	4,011,320	—	20,217	4,825,134
and Chairman of the Board	2018	770,483	700,000	3,250,275	—	19,581	4,740,339
Michael A. Jacobsen	2020	384,016	153,178	550,214	—	6,555	1,093,964
Vice President, Finance, Chief	2019	363,398	—	613,496	—	6,556	983,450
Accounting Officer and Treasurer	2018	352,814	69,010	557,190	—	6,630	985,644
Peter B. Cancelmo, J.D.	2020	345,000	57,500	534,612	—	6,607	943,719
Vice President, General Counsel	2019	287,500	15,000	398,046	—	5,413	705,959
and Secretary
(1)	The bonuses paid to Dr. Demopulos and Mr. Jacobsen in 2020 include bonuses with respect to both 2018 and 2019 performance, which were determined by the compensation committee in 2020. Mr. Cancelmo received a signing bonus upon joining the company in January 2019 and received a bonus with respect to 2019 performance in 2020, but was not eligible for a bonus with respect to 2018 performance. Amounts reported for Dr. Demopulos and Mr. Jacobsen in 2018 were bonuses for 2017 performance, as disclosed in the definitive proxy statement for our 2019 Annual Meeting of Shareholders.
(2)	Amounts shown in this column do not reflect compensation realized by the named executive officers. Instead, the dollar amounts reported in this column represent the grant date fair value of option awards granted to our named executive officers during the applicable year as computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of option awards are set forth in Note 12, Stock Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. Realization of the compensation reported in this column, if any, is dependent upon the price of our common stock at the time the stock options are exercised.
(3)	All Other Compensation includes perquisites and other personal benefits paid to Dr. Demopulos of $15,994, $15,587 and $14,831 in 2020, 2019 and 2018, respectively. Perquisites and personal benefits consisted of expenses incurred by Dr. Demopulos to retain his medical license, including medical malpractice insurance premiums and practice fees, and business-related information technology expenses. All Other Compensation for Dr. Demopulos, Mr. Jacobsen and Mr. Cancelmo includes life insurance premium payments, parking expenses and 401(k) matching contributions.

2020 Grants of Plan-Based Awards

The following table shows certain information regarding grants of plan-based awards made to our executive officers for the year ended December 31, 2020.

		All Other Option
		Awards: Number		Exercise or Base	Grant Date Fair
		of Securities		Price of Option	Value of Stock and
		Underlying Options		Awards	Option Awards
Name	Grant Date	(#)(1)		($/Sh)	($)(2)
Gregory A. Demopulos, M.D.	03/01/20	450,000	(1)	11.91	3,537,090
Michael A. Jacobsen	03/01/20	70,000	(2)	11.91	550,214
Peter B. Cancelmo, J.D.	03/01/20	50,000	(3)	11.91	393,010
Peter B. Cancelmo, J.D.	10/26/20	20,000	(3)	10.22	141,602
(1)	These option awards were granted under the 2017 Plan.
(2)	Amounts shown in this column do not reflect compensation realized by the named executive officers. Instead, the dollar amounts reported in this column represent the grant date fair value of option awards granted to our named executive officers

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during the applicable year as computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of option awards are set forth in Note 12, Stock Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. Realization of the compensation reported in this column, if any, is dependent upon the price of our common stock at the time the stock options are exercised.
(3)	The shares subject to this option award vest on a monthly basis in equal amounts over a four-year period beginning on the grant date.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table reflects outstanding equity awards held by each of the named executive officers as of December 31, 2020. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised
	Options (#)		Options (#)	Option Exercise	Option Expiration
Name	Exercisable		Unexercisable	Price ($)	Date
Gregory A. Demopulos, M.D.	220,039	(1)	—	4.10	01/08/22
	275,000	(2)	—	10.40	10/07/22
	350,000	(3)	—	9.37	09/25/23
	25,000	(4)	—	11.19	10/02/23
	450,000	(5)	—	11.58	10/29/24
	400,000	(6)	—	10.27	02/19/26
	400,000	(7)	—	10.56	12/05/26
	368,027	(8)	6,973	11.55	02/26/27
	228,421	(9)	121,579	13.58	04/08/28
	194,788	(10)	230,212	13.45	02/08/29
	84,373	(11)	365,627	11.91	02/28/30
Michael A. Jacobsen	29,188	(3)	—	9.37	09/25/23
	100,000	(5)	—	11.58	10/29/24
	85,000	(6)	—	10.27	02/19/26
	85,000	(7)	—	10.56	12/05/26
	67,082	(8)	2,981	11.55	02/26/27
	39,999	(9)	20,001	13.58	04/08/28
	29,791	(10)	35,209	13.45	02/08/29
	13,124	(11)	56,876	11.19	02/28/30
Peter B. Cancelmo, J.D.	9,583	(12)	10,417	11.85	01/02/29
	7,499	(13)	12,501	16.63	06/10/29
	9,374	(11)	40,626	11.91	02/28/30
	833	(14)	19,167	10.22	10/25/30
(1)	The shares subject to this option award vested on a monthly basis in equal amounts over a four-year period that began on April 1, 2011.
(2)	The shares subject to this option award vested on a monthly basis in equal amounts over a four-year period that began on April 1, 2012.
(3)	The shares subject to this option award vested on a monthly basis in equal amounts over a four-year period that began on October 1, 2009.
(4)	The shares subject to this option award vested on a monthly basis in equal amounts over a four-year period that began on April 1, 2013.
(5)	The shares subject to this option award vested on a monthly basis in equal amounts over a four-year period that began on April 1, 2014.

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(6)	The shares subject to this option award vest on a monthly basis in equal amounts over a four-year period that began on April 1, 2015.
(7)	The shares subject to this option award vest on a monthly basis in equal amounts over a four-year period that began on April 1, 2016.
(8)	The shares subject to this option award vest on a monthly basis in equal amounts over a four-year period that began on February 26, 2017.
(9)	The shares subject to this option award vest on a monthly basis in equal amounts over a four-year period that began on April 1, 2018.
(10)	The shares subject to this option award vest on a monthly basis in equal amounts over a four-year period that began on February 8, 2019.
(11)	The shares subject to this option award vest on a monthly basis in equal installments over a four-year period that began on March 1, 2020.
(12)	The shares subject to this option award vest over a four-year period that began on January 1, 2019, with 25% of the total number of shares subject to the option award vesting on January 1, 2020 and the remaining shares vesting on a monthly basis in equal amounts.
(13)	The shares subject to this option award vest on a monthly basis in equal amounts over a four-year period that began on June 10, 2019.
(14)	The shares subject to this option award vest on a monthly basis in equal installments over a four-year period that began on October 26, 2020.

2020 Option Exercises and Stock Vested

There were no option exercises or stock vested by our named executive officers during the year ended December 31, 2020.

Potential Payments upon Termination or Change in Control

Pursuant to our employment agreement with Dr. Demopulos we are required to make payments to him upon termination of his employment in the circumstances described below. In addition, under the terms of our equity incentive plans, all of our named executive officers and significant employees are entitled to acceleration of vesting of their option awards upon a merger or change in control under certain conditions or pursuant to terms and conditions as may be determined by the compensation committee according to such plans.

EMPLOYMENT AGREEMENT WITH GREGORY A. DEMOPULOS, M.D.

Overview

We entered into an employment agreement with Dr. Demopulos dated April 7, 2010 related to his service as our president and chief executive officer. Pursuant to the terms of his employment agreement, Dr. Demopulos is an at-will employee and was entitled to receive an initial annual base salary of $600,000, which our compensation committee reviews at least annually. Effective as of April 1, 2020, Dr. Demopulos’ annual salary was increased to $823,401 from $799,418. We may not reduce Dr. Demopulos’ annual base salary without his consent. Dr. Demopulos is entitled to participate in awards under our equity compensation and/or equity incentive plans at a level and on terms commensurate with his position and responsibilities, and no less favorable than those applicable to chief executive officers of peer companies as reasonably determined by the compensation committee, taking into account the recommendation of our independent compensation consultants. Dr. Demopulos also is entitled to participate in any employee benefit and fringe benefit plans that we make available to our executive employees, such as our equity compensation plans, 401(k) plan, disability and life insurance and company-paid health insurance. We also have agreed to allow Dr. Demopulos to maintain his status as a board-eligible orthopedic and hand and microvascular surgeon, which includes his performance of surgical procedures on a limited basis and have agreed to pay related malpractice insurance and professional fees, which were $10,460 in 2020. We believe that Dr. Demopulos’ ability to maintain his standing as a practicing surgeon is beneficial to our corporate objectives including, for example, providing him with insight in determining the strategic direction of the company and our specific drug development programs, as well as establishing relationships with key medical opinion leaders.

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The employment agreement prohibits Dr. Demopulos from carrying on any business or activity, directly or indirectly, in direct competition with us or soliciting our employees to terminate their employment with us or to work with one of our competitors during his employment and for a period of up to two years following termination of his employment. In addition, the employment agreement prohibits him from soliciting or attempting to influence any of our customers or clients to purchase products from our competitors rather than our products.

The compensation due to Dr. Demopulos pursuant to his employment agreement following termination of his employment with us varies depending upon the nature of the termination.

Termination Without Cause for Good Reason

Dr. Demopulos’ employment agreement provides that if we terminate his employment without “cause,” as defined below, or if he terminates his employment with us for “good reason,” as defined below, then until the earlier of (a) two years from the date of his termination and (b) his start date with a new employer that pays him an annual base salary at least equal to the annual base salary we paid to him prior to his termination (provided that if he terminates his employment for good reason because of a reduction in his annual base salary, then the annual base salary that will be measured will be the annual base salary we paid him prior to such reduction), we will be obligated to pay him on our regularly scheduled payroll dates on an annualized basis:

●	the annual base salary he was receiving as of his termination, provided that if he terminates his employment for good reason because of a reduction in his annual base salary, then the annual base salary we will be obligated to pay him will be his annual base salary in effect prior to such reduction; plus
●	the greater of (1) the average annual bonus paid or payable with respect to the preceding two calendar years and (2) any bonus he would have been entitled to in the year of his termination as determined by our board of directors in good faith.

In addition, if we terminate Dr. Demopulos’ employment without cause or if he terminates his employment with us for good reason, all of his unvested option awards will immediately vest and become exercisable until the maximum term of the respective option awards and all unvested restricted shares he holds, if any, will immediately vest. Dr. Demopulos and his eligible dependents may also continue to participate in all health plans we provide to our executive employees on the same terms as our employees for a period of up to two years from the date of his termination, unless his new employer provides comparable coverage.

“Cause” is defined under Dr. Demopulos’ employment agreement to mean:

●	his willful misconduct or gross negligence in the performance of his duties, including his refusal to comply in any material respect with the legal directives of our board of directors so long as such directives are not inconsistent with his position and duties, and such refusal to comply is not remedied within 10 working days after written notice from the board of directors;
●	dishonest or fraudulent conduct that materially discredits us, a deliberate attempt to do an injury to us or conduct that materially discredits us or is materially detrimental to our reputation, including conviction of a felony; or
●	his material breach, if incurable, of any element of his confidential information and invention assignment agreement with us, including without limitation, his theft or other misappropriation of our proprietary information.

Dr. Demopulos may terminate his employment for “good reason” if he terminates his employment with us within 120 days of the occurrence of any of the following events:

●	any material diminution in his authority, duties or responsibilities;
●	any material diminution in his base salary;
●	we relocate his principal work location to a place that is more than 50 miles from our current location; or
●	we materially breach his employment agreement.

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If any of the above events have occurred as a result of our action, we will have 30 days from notice of such event from Dr. Demopulos to remedy the situation, in which case Dr. Demopulos will not be entitled to terminate his employment for good reason related to the event.

If Dr. Demopulos’ employment had been terminated without cause or if he had terminated his employment with good reason on December 31, 2020, he would have been entitled to receive an annual base salary of $823,401 and an annual bonus amount of $700,000 (or any bonus he would have been entitled to in 2020 as determined by our board of directors in good faith), payable on a bi-monthly basis over a period of up to two years from the date of termination. In addition, option awards with a value of $1,189,055 would automatically vest upon his termination, which is the difference between $14.29, the closing trading price of our common stock on December 31, 2020, and the exercise price of the outstanding option awards held by Dr. Demopulos with an exercise price of less than $14.29 per share, multiplied by the number of shares subject to each such option award that would have automatically vested on his termination date.

Dr. Demopulos and his eligible dependents would also be entitled to participate in the health plans we provide to our employees for a period of up to two years from the date of his termination at an estimated cost to us of approximately $19,908.

Termination for Cause, Voluntary Termination, Death, or Disability

If we terminate Dr. Demopulos’ employment for cause, if he voluntarily terminates his employment with us other than for good reason, or if his employment is terminated as a result of his death or “disability,” as defined below, Dr. Demopulos will be entitled to receive payments for all earned but unpaid salary, bonuses and vacation time, but he will not be entitled to any severance benefits.

“Disability” is defined under Dr. Demopulos’ employment agreement as his inability to perform his duties as the result of his incapacity due to physical or mental illness, and such inability, which continues for at least 120 consecutive calendar days or 150 calendar days during any consecutive 12-month period, if shorter, after its commencement, is determined to be total and permanent by a physician selected by us and our insurers and acceptable to Dr. Demopulos.

2008 EQUITY INCENTIVE PLAN AND 2017 OMNIBUS INCENTIVE COMPENSATION PLAN

Pursuant to the 2008 Equity Incentive Plan, or the 2008 Plan, in the event of a merger or “change in control,” as defined in the 2008 Plan, the vesting of option awards issued pursuant to such plan and held by our then-current employees, including those held by Dr. Demopulos and Mr. Jacobsen, as applicable, will be accelerated to the extent of 50% of the remaining unvested shares if the successor corporation assumes or substitutes outstanding option awards or replaces such awards with a comparable cash incentive program. Under both the 2008 Plan and the 2017 Plan, if there is no assumption or substitution of outstanding option awards or replacement of such awards with a comparable cash incentive program by the successor corporation in connection with a merger or “change in control” (as separately defined in each plan), the option awards will become fully vested and exercisable immediately prior to the change in control. In addition, under awards granted under each of the 2008 Plan and the 2017 Plan, if within 12 months following a change in control an employee, including Dr. Demopulos, Mr. Jacobsen or Mr. Cancelmo, is terminated without “cause” or as a result of a “constructive termination,” as such terms are defined below, any outstanding option awards held by him or her, as applicable, that we issued pursuant to the 2008 Plan or the 2017 Plan, as applicable, will become fully vested and exercisable. The amounts under these plans that our named executive officers would have received under each of these scenarios appear in the table below.

The 2008 Plan or the equity award agreements thereunder define key terms relating to the change in control provisions as follows:

●	a “change in control” means a proposed sale of all or substantially all of our assets, or the merger of us with or into another corporation, or other change in control;
●	a termination for “cause” means a termination of an employee for any of the following reasons: (1) his or her willful failure to substantially perform his or her duties and responsibilities to us or a deliberate violation of a company policy; (2) his or her commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us;

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(3) unauthorized use or disclosure by him or her of any proprietary information or trade secrets of ours or any other party to whom he or she owes an obligation of nondisclosure as a result of his or her relationship with us; or (4) his or her willful breach of any of his or her obligations under any written agreement or covenant with us; and
●	a “constructive termination” means the occurrence of any of the following events: (1) there is a material adverse change in an employee’s position causing such position to be of materially reduced stature or responsibility; (2) a reduction of more than 30% of an employee’s base compensation unless in connection with similar decreases of other similarly situated employees; or (3) an employee’s refusal to comply with our request to relocate to a facility or location more than 50 miles from our current location; provided that in order for an employee to be constructively terminated, he or she must voluntarily terminate his or her employment within 30 days of the applicable material change or reduction.

The 2017 Plan defines key terms relating to the merger or change in control provisions as follows:

●	a “change in control” means a sale of all or substantially all of our assets, or the merger of us with or into another corporation, or other change in control;
●	a termination for “cause” means a termination of the employment or consulting relationship with the company for any of the following reasons: (1) willful misconduct or gross negligence in performance of duties or material violation of company policy; (2) commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us; (3) unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom he or she owes an obligation of nondisclosure as a result of his or her relationship with us; or (4) willful breach of any of his or her obligations under any written agreement or covenant with us; and
●	a “constructive termination” means the employee’s termination of employment within 120 days of any of the following events: (1) any material diminution in the employee’s authority, duties or responsibilities; (2) any material diminution in base salary; (3) any change of more than 50 miles in the geographic location at which the employee must primarily perform services; and (4) any other action or inaction that constitutes a material breach by the company of an employment agreement with the employee; provided, however, that the employee must first provide the company with written notice specifying the foregoing occurrences within 90 days of such occurrence, and provide the company with an opportunity to cure the condition within 30 days of delivery of such notice.

EQUITY ACCELERATION UPON A CHANGE IN CONTROL

The following table summarizes the value that Dr. Demopulos, Mr. Jacobsen and Mr. Cancelmo would have derived from the acceleration of outstanding equity awards had a change in control (and certain other events, as applicable) occurred on December 31, 2020.

The amounts below represent the difference between $14.29, the closing trading price of our common stock on December 31, 2020, and the exercise price of the option awards with an exercise price of less than $14.29 per share held by these individuals, multiplied by the number of shares subject to such option awards that would have vested pursuant to the terms of our equity plans on December 31, 2020 upon the occurrence of each of the events identified in the table below.

			Termination Without
			Cause or Constructive
	Option Awards	Option Awards	Termination Within
	Assumed by	Not Assumed	12 Months of Change in
Name	Successor ($)	by Successor ($)	Control ($)
Gregory A. Demopulos, M.D.	21,375	1,189,055	1,189,055
Michael A. Jacobsen	3,990	186,561	186,561
Peter B. Cancelmo, J.D.	—	199,766	199,766

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CEO PAY RATIO DISCLOSURE

We are required by SEC rules and regulations to disclose the annual total compensation for our CEO and the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee. We chose to re-identify the median employee for 2020 using substantially the same methodology as was used to identify the median employee for 2019. To identify and quantify the total compensation of our median employee and our CEO, we took the following steps:

1.    We determined that, as of December 31, 2020, our employee population consisted of 276 individuals (excluding our CEO), all of whom reside in the U.S. This population consisted of our full-time, part-time and temporary employees employed with us as of the determination date.

2.    To identify the “median employee” from our employee population, we used total W-2 compensation consistently applied to all employees included in the calculation. We annualized the compensation for employees who were not employed by us for all of 2020 for purposes of establishing the distribution of employee compensation within our population and identified the employee nearest the median of this distribution who was employed for the full year 2020 as our median employee. We did not use any statistical sampling techniques and did not make any cost of living adjustments in identifying our median employee.

3.    For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2).

Based on this analysis, for 2020, total compensation of our CEO was $5,775,149, which included cash bonuses for both 2018 and 2019 performance, as reported in the Summary Compensation Table above, and the total compensation of our median employee was $185,028, which included cash bonus for 2019 performance only. This results in a ratio of annual total CEO compensation to annual total median employee compensation of approximately 31.2 to 1. Our reported CEO pay ratio is an estimate calculated in a manner consistent with SEC rules for identifying the median employee and determining the ratio of his or her compensation to that of our CEO. These rules permit companies to employ a wide range of methodologies, estimates and assumptions. CEO pay ratios reported by other companies, which may have used other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, are not necessarily comparable to our CEO pay ratio. Also, as noted above, the dollar amount of stock option awards included in the total compensation for our CEO and our median employee represent the grant date fair value of stock option awards as computed in accordance with FASB ASC Topic 718, using assumptions set forth in Note 12, Stock-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Realization of this compensation is dependent upon the price of our common stock at the time the stock options are exercised.

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TRANSACTIONS WITH RELATED PERSONS

We have adopted a written policy that prohibits our executive officers, directors and director nominees and principal shareholders, including their immediate family members, from entering into a related-party transaction with us without the approval of our audit committee. Any request for us to enter into a transaction with an executive officer, director or director nominee, principal shareholder, or any of such persons’ immediate family members, in which such party had, has or will have a direct or indirect material interest and where the amount involved exceeds $120,000, other than certain excluded transactions including those involving compensation for services provided to us as an executive officer or director, must be presented to our audit committee for review, consideration and approval. All of our directors and executive officers are required to report to our audit committee any such related-party transaction. In considering the proposed related-party transaction, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, whether the transaction is fair to us, whether there are business reasons to enter into the transaction and whether the terms of the transaction would be similar if the transaction did not involve a related party, whether the transaction would impair the independence of a non-employee director, the materiality of the transaction and whether the transaction would present an improper conflict of interest between us and the related party

The following is a summary of transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than five percent of our common stock had or will have a direct or indirect material interest, other than compensation arrangements which are described elsewhere in this proxy statement. We believe that the terms of such transactions are as favorable as those we could have obtained from parties not related to us.

Technology Transfer Agreements

We are party to technology transfer agreements with Gregory A. Demopulos, M.D. pursuant to which he irrevocably transferred to us all of his intellectual property rights in our early PharmacoSurgery® platform and our former Chondroprotective program, for which we have suspended activity. Other than his rights as a shareholder, Dr. Demopulos has not retained any rights to our PharmacoSurgery platform or Chondroprotective program, except that if we file for liquidation under Chapter 7 of the U.S. Bankruptcy Code or voluntarily liquidate or dissolve, other than in connection with a merger, reorganization, consolidation or sale of assets, Dr. Demopulos and another individual have the right to repurchase the PharmacoSurgery and Chondroprotective intellectual property at their respective then-current fair market values.

Insurance Policies

In 2020 we purchased group insurance policies (i.e., medical, dental, vision, disability and life) for our employees through Group Solutions Northwest, LLC, or Group Solutions, for which we paid policy premiums of approximately $4.4 million in 2020. Group Solutions received commissions from the sale of these policies of approximately $143,000, or less than 10% of its 2020 revenues. The owner and chief executive officer of Group Solutions is Gary Aspiri, the son of Ray Aspiri, one of our directors. The audit committee evaluated this transaction and ratified and approved its terms, concluding that the premiums we paid, and commissions received by Group Solutions, were consistent with terms we could expect to obtain for comparable insurance coverage from an unrelated third party. The board of directors considered this transaction when evaluating Ray Aspiri’s independence under Nasdaq listing standards and applicable SEC rules and concluded that the transaction did not affect his status as an independent director or his ability to serve on the audit committee and compensation committee. Ray Aspiri did not participate in the proceedings of the audit committee or board of directors related to this transaction.

Indemnification Agreements

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding relating to their service to Omeros.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at April 12, 2021, for: each person who we know beneficially owns more than five percent of our common stock; each of our directors; each of our named executive officers; and all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 62,325,125 shares of common stock outstanding at April 12, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days of April 12, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each person who owns more than five percent of our common stock listed in the table below is c/o Omeros Corporation, The Omeros Building, 201 Elliott Avenue West, Seattle, Washington 98119.

		Number of
		Shares		Percent of Class
	Exercisable	Beneficially		Beneficially
Name and Address of Beneficial Owner	Stock Options(1)	Owned(2)		Owned
5% Security Holders:
BlackRock, Inc. (3)	—	5,384,022		8.6%
Cormorant Global Healthcare (4)	—	5,000,000		8.0%
Ingalls & Snyder, LLC (5)	—	4,748,189		7.6%
The Vanguard Group (6)	—	3,192,405		5.1%

Executive Officers and Directors:
Gregory A. Demopulos, M.D.	3,082,209	5,109,195	(7)	7.8%
Michael A. Jacobsen	446,477	460,477		*
Peter B. Cancelmo, J.D.	40,622	40,822		*
Ray Aspiri	55,000	282,178	(8)	*
Thomas F. Bumol, Ph.D.	17,500	17,500		*
Thomas J. Cable	60,000	95,067	(9)	*
Peter A. Demopulos, M.D.	55,000	253,516		*
Arnold C. Hanish	70,000	72,400		*
Leroy E. Hood, M.D., Ph.D.	60,000	134,390		*
Rajiv Shah, M.D.	55,000	55,000		*
Kurt Zumwalt	16,750	17,750		*

All executive officers and directors as a group (11 persons)	3,958,558	6,538,295		9.9%
*	Less than 1%
(1)	Represents shares that could be purchased pursuant to the exercise of option awards vested as of and within 60 days of April 12, 2021.
(2)	Represents outstanding shares plus the options set forth in the previous column.
(3)	Derived from amount reported in Amendment No. 6 to Schedule 13G filed with the SEC on January 29, 2021. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power over 5,208,679 shares of common stock and sole dispositive power over 5,384,022 shares of common stock. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2020 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2020 and the date of this proxy statement.

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(4)	Derived from amount reported in Amendment No. 1 to Schedule 13G filed with the SEC on February 16, 2021 by Cormorant Global Healthcare Master Fund, LP, Cormorant Global Healthcare GP, LLC, and Cormorant Asset Management, LP (collectively, the “Cormorant Parties”). The address of the Cormorant Parties is 200 Clarendon Street, 52nd Floor, Boston, MA 02116. The Schedule 13G/A indicates that the Cormorant Parties have shared voting and shared dispositive power over 5,000,000 shares of common stock. The Schedule 13G/A filed by the Cormorant Parties provides information as of December 31, 2020 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2020 and the date of this proxy statement.
(5)	Derived from amount reported in Amendment No. 9 to Schedule 13G filed with the SEC on February 9, 2021. Ingalls & Snyder, LLC has shared dispositive power, but lacks voting power, over the shares. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2020 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2020 and the date of this proxy statement.
(6)	Derived from amount reported in Schedule 13G filed with the SEC on February 10, 2021. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Schedule 13G indicates that The Vanguard Group has shared voting power over 135,496 shares, sole dispositive power over 3,014,584 shares and shared dispositive power over 177,821 shares. The Schedule 13G filed by the reporting person provides information as of December 31, 2020 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2020 and the date of this proxy statement.
(7)	Dr. Demopulos has pledged 2,026,986 of his outstanding shares of common stock as collateral for a line of credit as exempted by the board of directors as described in “Hedging and Pledging Policy” above in this proxy statement.
(8)	Includes 186,872 shares of common stock held by Aspiri Enterprises LLC, of which Mr. Aspiri is the managing partner and a member.
(9)	Includes 164,382 shares of common stock held by The Demopulos Family Trust, of which Dr. Peter Demopulos is the trustee and a beneficiary along with his mother and sister. Such shares are pledged as collateral for a line of credit as exempted by the board of directors as described in “Hedging and Pledging Policy” above in this proxy statement. Dr. Peter Demopulos disclaims beneficial ownership of the shares held by The Demopulos Family Trust except to the extent of his pecuniary interest therein.

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PROPOSAL 2 – AMENDMENT TO THE OMEROS CORPORATION 2017 OMNIBUS INCENTIVE COMPENSATION PLAN

Overview

We believe that equity-based compensation is fundamental to our attracting, retaining and motivating highly qualified and dedicated employees who have the skills and experience required to achieve our business goals, provides a strong link to our long-term performance, creates an ownership culture and generally aligns the interests of our executives and other employees with our shareholders.

On April 29, 2020, our board of directors approved an amendment to the 2017 Plan to increase by 4,000,000 the number of shares authorized for issuance under the 2017 Plan. There are no other changes to the 2017 Plan. The 2017 Plan, as amended, is referred to herein as the Amended Plan. Under the Amended Plan, the aggregate number of shares authorized for issuance is increased by 4,000,000 shares to a total of 12,600,000 shares. In addition, shares underlying any awards that were outstanding under the 2008 Plan on the effective date of the 2017 Plan that are terminated, surrendered or canceled without having been fully exercised or that are forfeited in whole or in part after the effective date of the 2017 Plan will be available for issuance under the Amended Plan. The Amended Plan is attached as Appendix A to this proxy statement. This summary does not purport to be a complete description of all terms of the Amended Plan and is qualified in its entirety by reference to the text of the Amended Plan.

Why We Are Asking our Shareholders to Approve the Amendment to the 2017 Plan

The board of directors has approved and recommended that the shareholders approve the Amended Plan to ensure our ability to grant stock options and other equity awards as inducements to attract, retain and motivate our officers, employees, non-employee directors and other key persons. The Amended Plan continues the design features of the 2017 Plan and reflects our commitment to ensuring that our compensation plans and programs reflect best practices for executive compensation and stewardship of corporate resources.

We have grown our headcount of employees since 2019, from 235 as of March 31, 2019 to 284 as of March 31, 2021, and we expect to continue to grow our company significantly over the next several years. We have been, and expect to continue, building our commercial team in anticipation of potential marketing approval of narsoplimab in the treatment of HSCT-TMA. Additionally, we continue to advance our other clinical and earlier-stage development programs, such as OMS906, which entered the clinic in 2020, a longer-acting second generation MASP-2 antibody, and GPCR174. We expect to continue hiring a significant number of new employees in 2021 and beyond as we focus on growing our company and expanding our commercial infrastructure.

Our board of directors believes that our future success depends in large part on our ability to offer competitive compensation to attract, retain and motivate talented employees with skills and experience that are highly sought after. Our board of directors believes that approval of the Amended Plan, including the authorization of the additional shares for issuance thereunder, is appropriate and in the best interests of our shareholders given our current expectations on hiring and the highly competitive environment in which we recruit and retain employees.

If the Amended Plan is not approved by our shareholders, we anticipate that we will exhaust all the shares available for issuance under the 2017 Plan in 2022, and potentially sooner depending on the pace of our hiring and the relative seniority of new employees. The inability to make competitive equity awards to attract and retain talented employees in a highly competitive market would adversely affect our business. The following table provides certain information regarding our shares outstanding and our equity incentive compensation plan as of April 12, 2021:

Shares of common stock outstanding	62,325,125 shares
Number of shares subject to outstanding stock options	11,483,261 shares
Weighted-average exercise price	$12.13
Weighted-average remaining contractual term of outstanding stock options	5.9 years
Shares of common stock available for grant under the 2017 Plan	3,911,995 shares

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Other than the foregoing, no other equity awards were outstanding as of April 12, 2021. If shareholders approve the Amended Plan, these prior awards will remain outstanding and continue to be subject to the award agreements under which they were issued in all respects. The number of remaining securities available for future issuance under our equity compensation plans includes 438,358 shares that were subject to awards outstanding under the 2008 Plan that were terminated, surrendered or canceled after the effective date of 2017 Plan and does not reflect the additional 4,000,000 shares authorized under the Amended Plan if it is approved by our shareholders.

Important Aspects of the Amended Plan

The Amended Plan continues to include a number of important features, including the following:

●	Plan capacity. The maximum number of shares of common stock available for awards under the Amended Plan is 12,600,000 shares, plus any shares underlying any awards that were outstanding under the 2008 Plan on the effective date of the 2017 Plan that are terminated, surrendered or canceled without having been fully exercised or are forfeited in whole or in part after the effective date of the 2017 Plan. Shares underlying awards granted under the 2017 Plan that are terminated, surrendered or cancelled without having been fully exercised or that are forfeited in whole or in part will be available for issuance under the Amended Plan. The issuance of additional awards under the Amended Plan would require further shareholder approval.
●	Fungible plan design. The Amended Plan provides that grants of “full-value” awards, such as restricted stock and restricted stock units, are deemed for purposes of determining the number of shares available for future grants under the Amended Plan as an award for 1.5 shares for each share of common stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award. This plan structure provides the company with flexibility to determine the equity awards that are best suited for its needs while at the same time recognizing that certain types of awards may be more valuable than others. We believe the size of the share reserve request will be sufficient to meet our objectives for providing equity incentive compensation until the 2023 annual meeting of shareholders, at which time we expect to seek approval of an increase in the number of reserved shares under the Amended Plan.
●	Repricing prohibited without shareholder approval. The Amended Plan prohibits the repricing of outstanding stock options and stock appreciation rights, whether by amending an existing award or by substituting a new award at a lower price, or by any other action that would be treated as a repricing for accounting purposes, unless we obtain shareholder approval. The Amended Plan provides that the company may not repurchase for cash outstanding stock options or stock appreciation rights.
●	Limitations on share recycling. Shares tendered or held back for taxes will not be added back to the reserved pool under the Amended Plan. Upon the exercise of a stock option, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool.
●	No dividend payment for unvested awards. We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future. However, to the extent we do pay dividends in the future, dividends or dividend equivalents (even if accrued) will not be paid on equity awards granted under the Amended Plan unless and until such award has vested.

Summary of the Amended Plan

The following is a description of the principal terms of the Amended Plan. The summary is qualified in its entirety by the full text of the Amended Plan.

Plan Administration

The Amended Plan is administered by the board of directors, the compensation committee or by a similar committee performing the functions of the compensation committee. We refer to this administering body as the plan administrator. The plan administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants and to determine the

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specific terms and conditions of each award, subject to the provisions of the Amended Plan. The plan administrator may delegate the administrative responsibilities of the Amended Plan and the board of directors may also delegate to the company’s chief executive officer a portion of its authority to grant awards, subject to certain limitations.

Eligibility and Limitations on Grants

Persons eligible to participate in the Amended Plan will be directors, officers, employees, consultants, advisors and other service providers of the company and its subsidiaries, as selected from time to time by the plan administrator. As of March 31, 2021, approximately 292 employees and non-employee directors (consisting of approximately 284 employees, including our three executive officers, and eight non-employee directors) would be eligible to participate in the Amended Plan.

The maximum aggregate number of shares of common stock that may be granted under the Amended Plan is 12,600,000 shares, plus any shares underlying any awards that were outstanding under the 2008 Plan on the effective date of the 2017 Plan that are terminated, surrendered or canceled without having been fully exercised or are forfeited in whole or in part after the effective date of the 2017 Plan. All of such shares may be delivered pursuant to incentive stock options, or ISOs, granted under the Amended Plan. For purposes of calculating the maximum number of shares that may be issued pursuant to all awards under the Amended Plan, every one share issuable pursuant to the exercise of a stock option or stock appreciation right shall count as one share, and every one share underlying restricted stock, restricted stock units, or other stock-based awards shall count as 1.5 shares.

Stock Options

Stock options may be granted under the Amended Plan pursuant to option agreements. The Amended Plan permits the grant of stock options that are intended to qualify as ISOs and options that are not intended to qualify as ISOs, which are commonly referred to as “nonstatutory” or “non-qualified” stock options. Generally, ISOs may be granted only to employees of the company and its subsidiaries. The differing tax treatment of ISOs and non-qualified stock options is discussed below under “Material U.S. Federal Income Tax Consequences of Participation in the Amended Plan.”

The exercise price of a non-qualified stock option may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of an ISO may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases, may not be less than 110% of such fair market value. The Amended Plan prohibits the repricing of outstanding stock options and the exchange of cash or other securities for out-of-the money awards unless approved by our shareholders or in connection with a substitution of the option in connection with a corporate transaction under limited circumstances. Under the Amended Plan, a transaction subject to these restrictions would include (i) amending an option award to decrease the exercise price, (ii) cancelling an outstanding option in conjunction with the grant of a new option with a lower exercise price, (iii) repurchasing options for cash or (iv) any other action that would be treated for accounting purposes as a repricing of the option. The term of stock options granted under the Amended Plan may not exceed 10 years and, in some cases, may not exceed five years.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended Plan will be determined by the plan administrator and may include payment by cash, certified or bank check, promissory note or consideration under a broker-assisted (or other) cashless exercise program. The plan administrator may also accept payment in the form of unrestricted common stock already owned by the optionee of the same class of common stock subject to the stock option; provided, however, that in the case of an incentive stock option, the right to make payment in the form of already owned shares of common stock of the same class as the common stock subject to the incentive stock option may be authorized only at the time the incentive stock option is granted.

After termination of an employee, director or consultant, he or she may exercise his or her option award for the period of time stated in the option agreement and plan. Unless otherwise specified in an option agreement or otherwise, if termination is due to death or disability, the option will remain exercisable for twelve months and, in all other cases, the option will remain exercisable for three months. However, an option may not be exercised later than the expiration of its term.

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Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock equivalents. The strike price of each stock appreciation right will be determined by the plan administrator but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Amended Plan prohibits the repricing of stock appreciation rights or the exchange of cash or other securities for out-of-the-money awards unless approved by our shareholders or in connection with a substitution of the stock appreciation right in connection with a corporate transaction under limited circumstances. Under the Amended Plan, a transaction subject to these restrictions would include (i) amending a stock appreciation right to decrease the exercise price, (ii) cancelling an outstanding stock appreciation right in conjunction with the grant of a new stock appreciation right with a lower exercise price, (iii) repurchasing stock appreciation rights for cash (other than pursuant to the terms established at the initial time of issuance), or (iv) any other action that would be treated for accounting purposes as a repricing of the stock appreciation right. The plan administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash or in a combination of cash and stock at the election of the plan administrator. Stock appreciation rights expire under the same rules that apply to stock options.

Restricted Stock Awards

Restricted stock may be granted under our Amended Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the plan administrator. The plan administrator will determine the number of shares of restricted stock granted to any employee. The plan administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the plan administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest will revert to the company.

Restricted Stock Units

Restricted stock units may be granted under our Amended Plan. Restricted stock units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The plan administrator determines the terms and conditions of restricted stock units including the vesting criteria and the form and timing of payment.

Performance Units and Shares

Performance units and performance shares may be granted under our Amended Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the plan administrator are achieved or the awards otherwise vest. The plan administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Performance units shall have an initial dollar value established by the plan administrator prior to the grant date. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date. Payment for performance units and performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the plan administrator.

Other Awards

The plan administrator is permitted to grant other awards of cash or our common stock or awards that are valued in whole or in part by reference to, or are otherwise based upon, common stock, including, without limitation, dividend equivalents.

Transferability of Awards

Unless the administrator provides otherwise, the Amended Plan generally does not allow for the transfer of awards during a participant’s lifetime and only the recipient of an award may exercise an award during his or her lifetime.

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Change in Control Provisions

Under the Amended Plan, in the case of a merger or change in control (as defined in the Amended Plan), unless provided otherwise provided by the plan administrator, if awards are not assumed or substituted for awards issued by the successor that are comparable or are not replaced with a comparable cash incentive program of the successor:

●	all outstanding stock options and stock appreciation rights will immediately become fully vested and exercisable;
●	all restrictions on restricted stock and restricted stock units will lapse; and
●	all outstanding performance awards will be considered earned and payable in full at the target performance goal level.

In addition, in the event that the employment of a participant is terminated without cause (as defined in the Amended Plan), or there is a constructive termination (as defined in the Amended Plan), in connection with, or within twelve months following, a change in control, all outstanding stock options and stock appreciation rights of such person will immediately become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions will be deemed to have been met.

In the event the service of a non-employee director is terminated on or following a merger or change in control, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights will fully vest and become immediately exercisable, all restrictions on restricted stock and restricted stock units will lapse, all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions will be deemed to have been met.

Tax Withholding

Participants in the Amended Plan are responsible for the payment of any federal, state, local or foreign taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Unless otherwise determined, withholding obligations may be settled with common stock, including common stock that is part of the award that gives rise to the withholding requirement.

Limitation on Deductions

Under Section 162(m) of the Code, our deduction for certain awards under the Amended Plan may be limited to the extent that any “covered employee” (generally, the principal executive officer, principal financial officer or other executive officer whose compensation is required to be reported in the Summary Compensation Table for any year following 2016 and, after 2026, the five highest paid employees other than such officers) receives compensation in excess of $1.0 million a year.

Amendments and Termination

The board of directors may amend, alter, suspend or terminate the Amended Plan, but no amendment, alteration, suspension or termination will be made that would impair the rights of a recipient under an award without such recipient’s consent. We will obtain shareholder approval for any amendment to the Amended Plan to the extent required by applicable law and listing requirements.

Material U.S. Federal Income Tax Consequences of Participation in the Amended Plan

The following is a brief summary of the material U.S. Federal income tax consequences associated with awards under the Amended Plan, based on current U.S. Federal income tax laws and Treasury regulations promulgated thereunder, all as in effect or existence as of the date of this proxy statement. We have not sought, nor do we intend to seek, any ruling from the U.S. Internal Revenue Service with respect to the statements made in this section. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences. Moreover, the tax effects of participation in the Amended Plan may vary depending on the facts and circumstances pertaining to each participant. Each participant who receives an award under the Amended Plan should consult his or her own tax advisor with respect to his or her individual tax position and the effect of any legislative revisions on such position.

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Unrestricted Stock. Generally, a participant receiving an award of unrestricted stock will recognize taxable income at the time unrestricted stock is granted. The taxable income will equal the excess of the fair market value of the unrestricted stock on the grant date over any amount the participant pays for the unrestricted stock. We generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with an award of unrestricted stock.

Restricted Stock. The grant of restricted stock generally does not result in taxable income to a participant or a tax deduction for us. At the time the restrictions expire, however, a participant will realize ordinary taxable income in an amount equal to the fair market value of the stock on the date the restrictions expire. However, a participant may instead elect to include the value of the stock in income at the time of grant by making a “section 83(b) election.” If the participant later forfeits the restricted stock, the participant will not be able to deduct the amount previously recognized as income (although he or she might be able to claim a capital loss equal to any amount actually paid for the shares). We generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with an award of restricted stock. The deduction generally will be allowed for the taxable year in which the participant recognizes such ordinary income. In addition, after the restriction period, a participant will be taxed on the accumulated dividends paid with respect to restricted stock as compensation, and we will be entitled to a corresponding deduction in the year the dividends were paid. However, if a participant makes a section 83(b) election to be taxed on the value of a restricted stock award granted when the award is granted, dividends paid with respect to the award will be taxed as dividends and will not be deductible by us.

Incentive Stock Options. ISOs are intended to meet the requirements of Section 422 of the Code. Generally, the grant of an ISO does not result in taxable income to the participant or a tax deduction for us. The exercise of an ISO will not result in ordinary taxable income to the participant (although the difference between the exercise price and the fair market value of the common stock subject to the ISO may result in alternative minimum tax liability to the participant) and we will not be allowed a deduction at any time in connection with such award, if the following conditions are met:

●	at all times during the period beginning with the date of the grant and ending on the day three months before the date of exercise, the participant is an employee of our company or an affiliate; and
●	the participant makes no disposition of stock within two years from the date of grant or within one year after the stock is transferred to the participant.

The three-month period is extended to one year in the event of disability and is waived in the event of death of the participant. If the stock is sold by the participant after meeting these conditions, any gain realized over the exercise price ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

If the participant fails to comply with the employment or holding period requirements discussed above, the participant will recognize ordinary taxable income in an amount equal to the lesser of:

●	the excess of the fair market value of the common stock subject to the ISO on the date of exercise over the exercise price; or
●	if the employment period (but not the holding period) described above is satisfied and if the disposition occurs in an arm’s length sale or exchange with an unrelated party, the excess of the amount realized upon such disposition over the exercise price.

If the participant realizes ordinary taxable income on account of such a disqualifying disposition (described above), a corresponding deduction will be allowed to us for the same year.

If a participant pays the exercise price for an ISO with common stock already owned and the participant receives back a larger number of shares, a number of shares of common stock equal to the number of shares used to pay the exercise price will have a tax basis equal to that of the stock originally used to pay the exercise price. The additional newly acquired shares of common stock will have a tax basis of zero. The ISO holding period for the newly acquired common stock will begin on the exercise date. The tax on disposition will be as described above. If the participant uses shares obtained on exercise of an ISO before the end of the incentive stock option holding period for those shares, the participant will be taxed on those shares as though he or she had sold those shares at that time.

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Nonqualified Stock Options. Non-qualified options are options that are not intended to meet the requirements of Section 422 of the Code. Generally, the grant of a nonqualified stock option does not result in taxable income to the participant or a tax deduction for us. Upon exercise of a nonqualified stock option, the participant will generally realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock subject to the stock option on the date of exercise, and we will be entitled to a corresponding deduction for the same year. The participant’s basis in such shares will be the fair market value on the date income is realized, and when the participant disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

If a participant who exercises a nonqualified stock option pays the exercise price by tendering common stock and receives a larger number of shares back, the participant will realize taxable income in an amount equal to the fair market value of the additional common stock received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the common stock, the number of shares equal to the number delivered as payment of the exercise price will have a tax-basis equal to that of the shares originally tendered. The additional newly acquired common stock obtained upon exercise of the nonqualified stock option will have a tax basis equal to the fair market value of such common stock on the date of exercise.

Stock Appreciation Rights. Generally, the grant of a stock appreciation right does not result in taxable income to the participant or a tax deduction for us. Upon exercise of a stock appreciation right, the participant will generally realize ordinary taxable income in an amount equal to the excess of the fair market value of the common stock on the date the stock appreciation right is exercised over the exercise price of the stock appreciation right, and we will be entitled to a corresponding deduction for the same year.

Performance Shares and Performance Units. The grant of a performance share or performance unit does not result in taxable income to the participant or a tax deduction for us. Upon the expiration of the applicable performance period and receipt of the common stock distributed in payment of the award or an equivalent amount of cash, the participant will realize ordinary taxable income equal to the full fair market value of the common stock delivered or the amount of cash paid. At that time, we generally will be allowed a corresponding tax deduction for the same year equal to the compensation taxable to the participant.

Dividend Equivalents. Dividend equivalents generally are taxed as compensation when they are paid to the participant, and we receive a corresponding deduction for the same year.

Restricted Stock Units. A recipient of a restricted stock unit award realizes ordinary income when the award is settled in shares or cash. The ordinary income realized on the payment date equals the full fair market value of the common stock or other property delivered or the amount of cash paid. At that time, we generally will be allowed a corresponding tax deduction for the same year equal to the compensation taxable to the participant.

Other Cash Incentive Awards. A recipient of a cash incentive award realizes ordinary income when the award is paid in cash. The ordinary income realized equals the amount of cash paid. At that time, we generally will be allowed a corresponding tax deduction for the same year equal to the compensation taxable to the participant.

Section 409A. Section 409A of the Code applies to amounts that are considered “non-qualified deferred compensation.” If a deferred compensation arrangement, including certain awards that may be issued under the Amended Plan, does not meet the requirements of Section 409A of the Code, the timing of taxation for these amounts could be accelerated (meaning these amounts could become immediately taxable). Also, an additional 20% income tax, as well as penalties and interest, could be imposed upon the applicable participants in the Amended Plan. Although the plan administrator intends to administer the Amended Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, we do not warrant that any award under the Amended Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law.

Parachute Payments. In the event any payments or rights accruing to a participant upon a change in control (as described under “Change in Control Provisions” above), including any payments or vesting under the Amended Plan triggered by a change in control, constitute “parachute payments” under Section 280G of the Code, depending on the amount of such payments and the other income of the participant, the participant may be subject to an excise tax (in addition to ordinary income tax), and we may be disallowed a deduction for the amount of the actual payment.

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New Plan Benefits

The plan administrator has not made any determinations with respect to awards to be made under the Amended Plan to any individual named executive officer, the named executive officers as a group, non-employee directors as a group or non-executive officer employees as a group. As described under “Non-Employee Director Compensation” above, under our non-employee director compensation policy, each non-employee director nominee who has served as a director for at least six months and who will continue to serve as a member of the board of directors following the 2021 Annual Meeting will be granted a stock option to purchase 7,500 shares of common stock on the date of the 2021 Annual Meeting. These options will be granted under the Amended Plan, if approved. The following table discloses the expected aggregate amount to be granted to our non-employee directors on the date of the 2021 Annual Meeting, which are the only awards to be made under the Amended Plan that are determinable at this time:

Name and Position	Number of Shares
Non-Employee Directors who will have served as a director for at least six months as of the date of the 2021 Annual Meeting	60,000 shares of Common Stock

Prior Grants Under the 2017 Plan

The following table discloses grants made under the 2017 Plan to the individuals and groups of individuals stated therein since the effective date of the 2017 Plan through April 12, 2021.

Name and Position	Number of Shares Granted Under 2017 Plan
Gregory A. Demopulos, M.D.	1,225,000
President, Chief Executive Officer and
Chairman of the Board of Directors
Michael A. Jacobsen	195,000
Vice President, Finance,
Chief Accounting Officer and Treasurer
Peter B. Cancelmo, J.D.	110,000
Vice President, General Counsel and Secretary
All current executive officers	1,530,000
All non-employee directors	244,250
All non-executive officer employees	4,974,197

Market Value of Underlying Shares

Our common stock is traded on the Nasdaq Global Market under the symbol “OMER.” On April 23, 2021, the closing price of the common stock, as reported by Nasdaq, was $18.65 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2020:

	Number of Securities to be	Weighted-Average	Number of Securities
	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
	Warrants and Rights	Warrants and Rights	Equity Compensation Plans
Equity compensation plans approved by security holders:
2017 Omnibus Incentive Compensation Plan(1)	5,245,075	$13.69	4,089,584
2008 Equity Incentive Plan(2)	6,693,453	$10.54	—
Total	11,938,528	$11.92	4,089,584
(1)	The 2017 Plan provides for the grant of incentive and nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to employees, directors and

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consultants and subsidiary corporations’ employees and consultants. The 2017 Plan replaced the 2008 Plan, and as a result we will not grant any new awards under the 2008 Plan. Any stock option awards granted under the 2008 Plan that were outstanding as of the effective date of the 2017 Plan remain in effect pursuant to their terms and, if the award is canceled or is repurchased, the shares underlying such award become available for grant under the 2017 Plan.
(2)	The 2008 Plan provided for the grant of incentive and nonqualified stock options, restricted stock, stock appreciation rights, performance units and performance shares to employees, directors and consultants and subsidiary corporations’ employees and consultants. No new awards may be made under the 2008 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE OMEROS CORPORATION 2017 OMNIBUS INCENTIVE COMPENSATION PLAN.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the current year and the board of directors is asking our shareholders to ratify that appointment. Although current laws, rules and regulations, as well as the charter of the audit committee, require our independent registered public accounting firm to be engaged, retained and supervised by the audit committee, the board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of Ernst & Young for ratification by shareholders as a matter of good corporate practice. If the shareholders do not ratify the selection of Ernst & Young as our independent registered public accounting firm, the audit committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young. If the shareholders do ratify the selection of Ernst & Young as our independent registered public accounting firm, the audit committee may nonetheless select a different auditing firm at any time during the year if it determines that such a change would be in our best interests. Representatives of Ernst & Young are expected to be present at the 2021 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information Regarding our Independent Registered Public Accounting Firm

Fees for professional services provided by Ernst & Young, our independent auditors, in each of the last two fiscal years, in each of the following categories (in thousands) are:

	2020	2019
Audit Fees	$1,054	$925
Audit-Related Fees	—	—
Tax Fees	82	37
All Other Fees	—	—
	$1,136	$962

Audit Fees

Consists of fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and quarterly reports on Form 10-Q and the issuance of consents and comfort letters in connection with registration statements.

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Audit-Related Fees

Consists of fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements including accounting consultations.

Tax Fees

Consists of fees associated with federal income tax compliance, tax advice and tax planning.

All Other Fees

Consists of fees associated with permitted corporate finance assistance and permitted advisory services, none of which were provided by our independent auditors during the last two fiscal years.

Audit Committee Pre-Approval Policy

The audit committee must pre-approve all services to be performed for us by Ernst & Young. Pre-approval is granted usually at regularly scheduled meetings of the audit committee. If unanticipated items arise between meetings of the audit committee, the audit committee has delegated authority to the chairman of the audit committee to pre-approve services, in which case the chairman communicates such pre-approval to the full audit committee at its next scheduled meeting. During 2020 and 2019, all services billed by Ernst & Young were pre-approved by the audit committee in accordance with this policy.

AUDIT COMMITTEE REPORT

The audit committee’s primary function is to assist the board of directors in monitoring and overseeing the integrity of the company’s financial statements, systems of internal control and the audit process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. The company’s independent auditor, Ernst & Young, is responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company in conformity with generally accepted accounting principles, or GAAP. In this context, the audit committee has met and held discussions with management and the independent auditor. Management represented to the audit committee that the company’s consolidated financial statements as of and for the fiscal year ended December 31, 2020 were prepared in accordance with GAAP, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.

The audit committee has discussed with the independent auditor matters required to be discussed with the audit committee under the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC, including the auditor’s independence, the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles and the consistency of their application and the clarity and completeness of the audited financial statements. The audit committee also discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act of 2002, as well as the Company’s critical accounting policies and estimates and the critical audit matters addressed during the audit.

The audit committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the chief executive officer and the principal financial officer) to discuss the results of their examinations, their evaluations of the company’s internal controls and risks related thereto, including cybersecurity risks, and the overall quality of the company’s financial reporting. The audit committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

AUDIT COMMITTEE

Arnold C. Hanish, Chairman

Ray Aspiri

Thomas J. Cable

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OBTAINING AN ANNUAL REPORT ON FORM 10-K

The 2020 Annual Report on Form 10-K and the exhibits filed with it are available on our investor relations website at https://investor.omeros.com. Upon written request by any beneficial shareholder or shareholder of record, we will furnish, without charge, a copy of the 2020 Annual Report on Form 10-K, including the financial statements and the related footnotes. Requests should be made in writing addressed to:

Omeros Corporation

The Omeros Building

201 Elliott Avenue West

Seattle, Washington 98119

Attn: Investor Relations

We will charge you for our copying costs if exhibits to the 2020 Annual Report on Form 10-K are requested.

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OTHER BUSINESS

Our board of directors is not aware of any other matters to be presented at the 2021 Annual Meeting. If, however, any other matter should properly come before the 2021 Annual Meeting, the enclosed proxy card confers discretionary authority with respect to such matter.

April 30, 2021

By Order of the Board of Directors,

Peter B. Cancelmo
Vice President, General Counsel and Secretary

YOUR VOTE IS IMPORTANT

If you plan to attend the 2021 Annual Meeting, we encourage you to vote in advance of the meeting to ensure that your shares are represented at the meeting. Please see “Information Concerning Proxy Solicitation, Voting and the Meeting— Attending the 2021 Annual Meeting.” You may vote prior to the 2021 Annual Meeting by mailing the proxy card in the enclosed postage-prepaid envelope, by telephone or via the Internet in accordance with the instructions on your proxy card. Even if you vote in advance of the 2021 Annual Meeting, you may still attend and vote, virtually via the Internet, if you attend the meeting.

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APPENDIX A

OMEROS CORPORATION

2017 Omnibus Incentive Compensation Plan

(as amended effective as of June 11, 2021, subject to shareholder approval)

1.Purposes of the Plan.

The purposes of this Plan are:

	to attract and retain the best available personnel for positions of substantial responsibility;
	to provide additional incentive to Employees, Directors and Consultants; and
	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and other stock and cash awards.  The Plan replaced the Omeros Corporation 2008 Equity Incentive Plan (the “2008 Plan”). The 2008 Plan was terminated, replaced and superseded by this Plan as of June 16, 2017, except that any awards granted under the 2008 Plan shall remain in effect pursuant to their terms.

2.Definitions.

As used herein, the following definitions will apply:

(a)“Administrator” means the Board or any Committee that will be administering the Plan, in accordance with Section 4 of the Plan.

(b)“Applicable Laws” means the requirements relating to the administration of equity-based or cash incentive awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Cash Awards.

(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan. The Administrator, in its discretion, may determine and set forth in an Award Agreement terms under which the Award may be forfeited.

(e)“Board” means the Board of Directors of the Company.

(f)“Cash Award” means a cash incentive award granted pursuant to Section 11 of this Plan.

(g)“Cause” for termination of a Participant’s employment or consulting relationship with the Company will exist if the Participant’s service is terminated for any of the following reasons: (i) the Participant’s’ willful misconduct or gross negligence in performance of his or her duties or material violation of a Company policy; (ii) the Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) the Participant’s unauthorized use or disclosure

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of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) a Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. Nothing in this subsection 2(g) shall be construed to prohibit a Participant from, or penalize a Participant for, reporting to any governmental authority, cooperating in any governmental investigation, or testifying or providing evidence in any governmental action as required or permitted by law, court order or administrative action.

(h)“Change in Control” means the occurrence of any of the following events:

(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3).  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(h), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(i)“Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j)“Constructive Termination” means the Participant’s termination of his or her employment within 120 days following the occurrence of Good Reason. For purposes of this definition, “Good Reason” means any of the following: (i) any material diminution in the Participant’s authority, duties or responsibilities; (ii) any material diminution in base salary; (iii) any change of more than 50 miles in the geographic location at which the Participant must primarily perform services; and (iv) any other action or inaction that constitutes a material breach by the Company of an employment agreement with the Participant; provided, however, that before the Participant may terminate his or her employment in a Constructive Termination, (A) the Participant must provide the Company with written notice within 90 days of the event that the Participant believes constitutes “Good Reason,” specifically identifying the acts or omissions constituting the grounds for Good Reason and (B) the Company must have an opportunity within 30 days following delivery of such notice to cure the Good Reason condition.

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(k)“Committee” means a committee of Directors or of one or more individuals satisfying Applicable Laws and appointed by the Board in accordance with Section 4 hereof.

(l)“Common Stock” means the common stock of the Company.

(m)“Company” means Omeros Corporation, a Washington corporation, or any successor thereto.

(n)“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(o)[Reserved].

(p)“Director” means a member of the Board.

(q)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)[Reserved].

(u)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid is reported on that date, as applicable, on the next preceding trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices are reported on that date, on the next preceding date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator, consistent with Section 409A of the Code to the extent necessary to avoid adverse tax consequences under Section 409A of the Code.

(v)“Fiscal Year” means the fiscal year of the Company.

(w)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

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(x)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)“Option” means a stock option granted pursuant to the Plan.

(aa)“Outside Director” means a Director who is not an Employee.

(bb)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)“Participant” means the holder of an outstanding Award.

(dd)[Reserved].

(ee)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ff)“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing  pursuant to Section 10.

(gg)“Period of Restriction” means the period during which Restricted Stock is subject a substantial risk of forfeiture.  The risk of forfeiture may lapse based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh)“Plan” means this Omeros Corporation 2017 Omnibus Incentive Compensation Plan, as amended from time to time.

(ii)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(jj)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll)“Section 16(b)” means Section 16(b) of the Exchange Act.

(mm)“Service Provider” means an Employee, Director or Consultant.

(nn)“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(oo)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(pp)“Stock Award” means an Award other than a Cash Award.

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(qq)“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Shares Subject to the Plan.

(a)Shares Available.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be delivered pursuant to Awards under the Plan is 12,600,000 Shares (subject to Section 3(b) and to Section 15(a)).  For the purposes of calculating the maximum number of Shares that may be issued pursuant to all Awards (including determining the amount of shares that become available under the Plan under subsection (b)): (i) every one Share issuable pursuant to the exercise of an Option or Stock Appreciation Right shall count as one Share and (ii) every one Share underlying Restricted Stock, Restricted Stock Units, or other stock-based Awards shall count as 1.5 Shares.

(b)Lapsed Awards.  If any Award is: (i) forfeited or otherwise expires, terminates or is canceled without the delivery of all Shares (or is forfeited by repurchase of Shares) subject to it or (ii) settled other than by delivery of Shares (including cash settlement), then the number of Shares subject to such Awards that were not issued shall again become available to be delivered pursuant to future Awards under the Plan. For purposes of determining the number of Shares that may be delivered pursuant to lapsed Awards, the term “Award” shall include any lapsed awards granted under the 2008 Plan. For the avoidance of doubt, only Shares which are actually issued in respect of Awards will cease to be available under the Plan; provided, however, that (A) Shares delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to purchase Shares upon the exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of Shares available for issuance under the Plan and (B) Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for issuance under the Plan.

(c)Incentive Stock Options. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(d)[Reserved].

(e)Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.Administration of the Plan.

(a)Procedure.

(i)Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers and/or different types of Awards may administer the Plan.

(ii)[Reserved].

(iii)Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

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(iv)Other Administration.  Other than as provided above, the Plan will be administered by: (A) the Board; or (B) a Committee, which committee will be constituted to satisfy Applicable Laws and consist of Directors or, solely to the extent permitted by subsection (v), the Company’s Chief Executive Officer.

(v)Chief Executive Officer. To the extent permitted by Applicable Laws, the Board may delegate to the Company’s Chief Executive Officer the authority to: (A) grant Awards to Employees who are not subject to Section 16 of the Exchange Act and (B) to make all other determinations with respect thereto, subject to any additional limitations or requirements specified by the Board. Any delegate under this subsection (v) shall serve at the pleasure of, and may be removed at any time by, the Board.

(b)Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)to determine the Fair Market Value;

(ii)to select the Service Providers to whom Awards may be granted hereunder;

(iii)to determine the amount of cash, number of Shares or other securities to be covered by each Award granted hereunder;

(iv)to approve forms of Award Agreements for use under the Plan;

(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to: the exercise price; the time or times when Awards may be exercised (which may be based on performance criteria); any vesting acceleration or waiver of forfeiture restrictions; and any restriction, limitation, forfeiture and/or clawback provision regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)[reserved];

(vii)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix)to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to limitations imposed under the Plan);

(x)to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16 of the Plan;

(xi)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii)to make all other determinations deemed necessary or advisable for administering the Plan.

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(c)Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.Eligibility.

Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Cash Awards may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.Stock Options.

(a)Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such portion of such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)Term of Option.  The term of each Option will be stated in the Award Agreement.  In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)Option Exercise Price and Consideration.

(i)Exercise Price.  The per Share exercise price for the Shares to be delivered pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)In the case of an Incentive Stock Option:

a)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

b)granted to any Employee other than an Employee described in paragraph (a) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(4)Except for adjustments pursuant to Section 15(a) of this Plan, in no event may any Option granted under this Plan be (A) amended to decrease the exercise price thereof, (B) cancelled in conjunction with the grant of a new Option with a lower exercise price, (C) repurchased for cash, or (D) otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Options, unless such amendment,

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cancellation or action is (a) approved by a vote of the Company’s shareholders, or (b) in connection with a substitution of the Option in connection with a corporate transaction, to the extent consistent with Section 409A or Section 422 of the Code, as applicable.

(ii)Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan; (6) any combination of the foregoing methods of payment; or (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)Exercise of Option.

(i)Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option; and (2) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued or transferred into the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

(ii)Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or

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her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)Suspension or Termination of Options for Cause. The Administrator has the authority to cause all outstanding Options held by a Participant to terminate immediately in their entirety upon first notification to the Participant of (A) the termination of the Participant’s relationship as a service provider by the Company for Cause, or (B) the Participant’s material breach of a Proprietary Information and Inventions Agreement, Confidentiality Agreement, or other agreement concerning the Company’s proprietary information and intellectual property rights (a “PIIA”) between the Participant and the Company. If a Participant’s service relationship with the Company is suspended pending an investigation of whether the Participant’s service shall be terminated for Cause or if the Company is conducting an investigation to determine whether the Participant has materially breached a PIIA, the Administrator has the authority to cause all the Participant’s rights under all outstanding Options to be suspended during the investigation period in which event the Participant shall have no right to exercise any outstanding Options during such period of suspension. Nothing in this subsection 6(d)(v) shall be construed to prohibit a Participant from, or penalize a Participant for, reporting to any governmental authority, cooperating in any governmental investigation, or testifying or providing evidence in any governmental action as required or permitted by law, court order or administrative action.

7.Restricted Stock.

(a)Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such numbers or amounts as the Administrator, in its sole discretion, determines.

(b)Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, determines.  Unless the Administrator determines otherwise, the Company, as escrow agent, will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)Transferability.  Except as provided in this Section 7 or in Section 14, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock award made under the Plan will be released from escrow as soon as practicable

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after the last day of the Period of Restriction or at such other time as the Administrator determines.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Notwithstanding the foregoing, with respect to any unvested Share of Restricted Stock (i) any dividend paid in cash shall accrue during the Period of Restriction but shall not be paid unless and until such Share of Restricted Stock has vested (or such later time as specified by the Administrator) and (ii) any dividend paid in Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which such dividend is paid.

(h)Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.Restricted Stock Units.

(a)Grant of Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Administrator may, at any time, grant Restricted Stock Units to Service Providers in such numbers or amounts as the Administrator, in its sole discretion, determines. The Administrator will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued status as a Service Provider), or any other basis determined by the Administrator in its discretion.

(c)Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made on the date(s) determined by the Administrator and set forth in the Award Agreement.  The Administrator, in its sole discretion, may settle only earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.Stock Appreciation Rights.

(a)Grant of Stock Appreciation Rights.  Subject to the terms and provisions of the Plan, the Administrator may, at any time, grant Stock Appreciation Rights to Service Providers.

(b)Number of Shares.  The Administrator will have complete discretion to determine the number of Shares subject to any Stock Appreciation Rights granted to any Service Provider.

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(c)Exercise Price and Other Terms.  The per Share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Subject to the provisions of the Plan, the Administrator will have complete discretion to determine the terms and conditions of the Stock Appreciation Rights granted under the Plan; provided, however, that except for adjustments pursuant to Section 14(a) of this Plan, in no event may any Stock Appreciation Right granted under this Plan be (a) amended to decrease the exercise price thereof, (b) cancelled in conjunction with the grant of a new Stock Appreciation Right with a lower exercise price, (c) repurchased for cash, or (d) otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Appreciation Right, unless such amendment, cancellation or action is (i) approved by a vote of the Company’s shareholders, or (ii) in connection with a substitution of the Stock Appreciation Right in connection with a corporate transaction, to the extent consistent with Section 409A of the Code, as applicable.

(d)Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.  Notwithstanding the foregoing, the rules of Section 6(d) of the Plan also will apply to Stock Appreciation Rights.

(f)Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and

(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.Performance Units and Performance Shares.

(a)Grant of Performance Units/Shares.  Subject to the terms and provisions of the Plan, the Administrator may, at any time, grant Performance Units/Shares to Service Providers in such numbers or amounts as the Administrator, in its sole discretion, determines.

(b)Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will vest or be paid out to the Service Provider. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period”. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, determines. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares

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earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Units/Shares, the Administrator, in its sole discretion, may reduce, amend or waive any performance objectives or other vesting provisions for such Performance Units/Shares.

(e)Form and Timing of Payment of Performance Units/Shares.  Unless otherwise determined by the Administrator, payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.Cash Awards.

(a)Grant of Cash Awards.  Subject to the terms and provisions of the Plan, the Administrator may, at any time, grant Cash Awards to Service Providers in respect of such amounts or units as the Administrator, in its sole discretion, determines.

(b)Terms of Cash Awards.  The Administrator will set the terms of the Cash Awards, including any performance objectives or other vesting provisions, in its discretion. Each Cash Award will be evidenced by an Award Agreement that will specify the terms of the Cash Award, including the time and method of payment or settlement upon vesting.

12.[Reserved].

13.Changes in Terms of Employment or Service.

(a)Leave of Absence. A Service Provider will generally not cease to be an Employee, Director or Contractor where he or she takes a leave of absence approved by the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

Unless the Administrator provides otherwise and subject to Applicable Laws, the vesting of Awards under the Plan (other than Performance Units and Performance Shares) will be suspended during any unpaid leave of absence. The vesting of Performance Units and/or Performance Shares will not be suspended during any unpaid leave of absence. However, the vesting of Performance Units and Performance Shares will be reduced pro-rata to reflect the period of active employment or service as a proportion of the Performance Period.

(b)Transfer Between Locations. A Service Provider will not cease to be an Employee, Director or Consultant where his or her employment or service is transferred between different locations of the Company or between the Company, its Parent, or any Subsidiary.

(c)Part-Time.  In the event that a Service Provider’s work time commitment is reduced, the Administrator may, in its discretion, reduce the vesting of the Award correspondingly on a pro-rata basis measured over the vesting period or the Performance Period, as applicable.

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14.Transferability of Awards.

Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.

(b)Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)Change in Control.  In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines at the relevant time or as set out in the Award Agreement, including, without limitation, that each Award may be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award or does not replace the Award with a comparable cash incentive program of the successor corporation (or a Parent or Subsidiary of the successor corporation) based on the value of the Award at the time of the consummation of the transaction (“Replacement Incentive Program”) in connection with a merger or Change in Control, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed, substituted or replaced by a Replacement Incentive Program in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

If the Participant’s employment is terminated without Cause or as a result of a Constructive Termination in connection with, or at any time within twelve (12) months after, the consummation of a Change in Control, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

For the purposes of this subsection 15(c), an Award will be considered assumed or substituted if, following Change in Control, it: (A) provides the Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable to the Award to be assumed or substituted, including, but not limited to,

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identical or better vesting or exercise schedules; (B) have substantially equivalent value to such Award (determined by the Administrator at the time of the Change in Control); and (C) be based on stock that is traded on an established U.S. securities market or an established securities market outside the U.S. upon which the Participants could readily trade the stock without administrative burdens or complexities. Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post- Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)Outside Director Awards.  With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16.Tax Withholding.

(a)Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (a) paying cash; (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld; or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.Compliance with Section 409A.

(a)It is intended that the provisions of the Plan comply with Section 409A of the Code (“Section 409A”), and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding any provision of the Plan to the contrary, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A.

(b)If an Award is subject to Section 409A and payment is due upon a termination of employment or service, payment shall be made upon a separation from service within the meaning of Section 409A.

(c)No payment shall be accelerated upon a transaction under Section 15 to the extent such acceleration would result in adverse tax consequences under Section 409A.

(d)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant is a specified employee (within the meaning of Section 409A of the Code) and (B) an amount payable pursuant to an Award is subject to Section 409A, the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A, then the Company shall not pay such amount on the otherwise

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scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service.

(e)Nothing in the Plan or in an Award Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) to the Company, any Subsidiary or Parent, or to any other individual or entity, and the Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

18.No Effect on Employment or Service.

Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19.Date of Grant.

The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.Term of Plan.

Subject to Section 25 of the Plan, the Plan will become effective upon its adoption by the Board.  It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 21 of the Plan.

21.Amendment and Termination of the Plan.

(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)Shareholder Approval.  The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.Conditions Upon Issuance of Shares.

(a)Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

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23.Funding of Plan.

The Plan is intended to be an unfunded plan. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan. Participant are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside fund in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

24.Inability to Obtain Authority.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

25.Shareholder Approval.

The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26.Severability.

If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant, such provision shall be construed or deemed amended to conform with applicable law, or if the provision cannot be so construed or deemed amended without, in the sole discretion of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be severed as to the jurisdiction or Participant and the remainder of the Plan and any such Award shall remain in full force and effect.

27.Governing Law.

The validity and construction of the Plan and any Award Agreements thereunder shall be governed by the laws of the State of Washington, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Award Agreement to the substantive law of another jurisdiction.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. OMEROS CORPORATION C/O BROADRIDGE FINANCIAL SOLUTIONS, INC. 51 MERCEDES WAY EDGEWOOD, NY 11717 During The Meeting - Go to www.virtualshareholdermeeting.com/OMER2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D49881-P53029 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. OMEROS CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! 1a. Thomas F. Bumol, Ph.D. 1b. Gregory A. Demopulos, M.D. 1c. Leroy E. Hood, M.D., Ph.D. For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! ! ! ! 2. Approval of the amendment to the Omeros Corporation 2017 Omnibus Incentive Compensation Plan. 3. Ratification of Ernst & Young LLP as independent registered public accounting firm for 2021. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D49882-P53029 OMEROS CORPORATION 2021 Annual Meeting of Shareholders June 11, 2021 at 10:00 a.m. Pacific Time This proxy is solicited by the Board of Directors The shareholder hereby appoints Gregory A. Demopulos, M.D. and Peter B. Cancelmo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Omeros Corporation that the shareholder is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2021 Annual Meeting of Shareholders to be held virtually via the Internet at www.virtualshareholdermeeting.com/OMER2021 on June 11, 2021 at 10:00 a.m. Pacific Time, or at any adjournment or postponement thereof, with all powers that the shareholder would possess if present at the 2021 Annual Meeting. The shareholder hereby acknowledges receipt of the Company's Proxy Statement in connection with the 2021 Annual Meeting and hereby revokes any proxy or proxies previously given. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations: "FOR" all nominees listed in proposal 1, "FOR" proposal 2, "FOR" proposal 3, and in the discretion of the proxies on such other matters as may properly come before the meeting, including, among other things, consideration of any motion for adjournment of the meeting. Continued and to be signed on reverse side